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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

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March 18, 2016

Dear Fellow Shareholders:

You are cordially invited to join us for our 2016 Annual Meeting of Shareholders, which will be held on Wednesday, April 27, 2016, at 11:00 a.m. Central time at the Ameriprise Financial Center at 707 Second Avenue South in Minneapolis, Minnesota 55474. Holders of record of our common stock as of the close of business on February 29, 2016 are entitled to notice of and to vote at the meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. Even if you plan to attend in person, please submit a proxy promptly to ensure that your shares are represented at the meeting. You may submit your proxy by telephone or by Internet as described in the following materials. If you request that proxy materials be mailed to you and you don't submit your proxy by telephone or by Internet, you must complete and sign the proxy card enclosed with those materials and return it in the envelope provided. If you decide to change or revoke your proxy, you may do so by voting in person at the meeting or by submitting a timely later-dated proxy or a written revocation to our corporate secretary.

To be admitted to the annual meeting as a shareholder, you must bring an admission ticket, as explained on page 73 of the proxy statement.

We look forward to seeing you at the annual meeting and discussing the business of your Company with you.

Very truly yours,

JAMES M. CRACCHIOLO Chairman and Chief Executive Officer

AMERIPRISE FINANCIAL, INC.
707 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55474

Notice of
Annual Meeting of Shareholders

DATE	Wednesday, April 27, 2016, at 11:00 a.m. Central time
PLACE	Ameriprise Financial Center Market Garden — Skyway Level 707 Second Avenue South Minneapolis, Minnesota 55474
ITEMS OF BUSINESS	(1)	To elect eight directors
	(2)	To approve the compensation of the named executive officers by a nonbinding advisory vote
	(3)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016
	(4)	To transact such other business that may properly come before the meeting or any adjournment of the meeting.
RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 29, 2016.

THOMAS R. MOORE Vice President, Corporate Secretary and Chief Governance Officer

March 18, 2016

i

COMPENSATION OF DIRECTORS	18
Outside Directors Compensation Program for 2015	19
OWNERSHIP OF OUR COMMON SHARES	23
ITEMS TO BE VOTED ON BY SHAREHOLDERS	24
ITEM 1 — ELECTION OF DIRECTORS	24
ITEM 2 — APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS BY A NONBINDING ADVISORY VOTE	29
ITEM 3 — RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016	30
COMPENSATION OF EXECUTIVE OFFICERS	32
Compensation and Benefits Committee Report	32
Compensation Discussion and Analysis	33
Introduction	33
The Corporate Governance Framework of Our Executive Compensation Program	33
The Role of the Compensation and Benefits Committee	34
Our Executive Compensation Philosophy	34
Compensation for the Named Executive Officers Based on 2015 Performance	35
Summary of Total Direct Compensation for our Named Executive Officers	46
Additional Information About Our Executive Compensation Program	47
Market Compensation Data	47
Risk and Incentive Compensation	48
Other Considerations	49
Stock Option, Restricted Stock, and Performance Share Unit Grant Practices and Procedures	49
Stock Ownership and Retention Guidelines	49
Post-Employment Compensation and Benefits	50
The Committee's Consideration of the 2015 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers	52
Summary Compensation Table	52
Grants of Plan-Based Awards in 2015 Table	54
Outstanding Equity Awards at Fiscal Year-End 2015 Table	55
Option Exercises and Stock Vested in 2015 Table	57
Non-Qualified Deferred Compensation for 2015 Table	59
Pension Benefits in 2015 Table	60
Potential Payments Upon Termination or Change of Control for Named Executive Officers	62
CERTAIN TRANSACTIONS	70
Related Person Transaction Review Policy	70
Transactions With Other Companies	70
Transactions Between the Company and Our Directors and Officers	70
Transactions with Significant Shareholders	71
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	71
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS BY SHAREHOLDERS	72
APPENDIX — GAAP TO NON-GAAP RECONCILIATIONS	74

ii

Corporate Governance Highlights

Since we became a public company in 2005, our Board and its Nominating and Governance Committee have focused on corporate governance issues of interest to our shareholders.

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Declassified board, so all directors are elected annually

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All of our directors are independent, except for our chairman

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Nearly 40% of our eight director candidates are women

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Majority voting in uncontested elections, with a mandatory resignation required for any director who received less than a majority of the votes cast

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No supermajority voting rights

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Independent directors regularly meet without management present

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Expanded proxy statement disclosure of the Audit Committee's oversight of our independent auditor

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Statement of principles governing corporate political spending and annual report of spending available online

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Directors, officers, and employees prohibited from hedging against a decline in the value of our stock

Summary of Voting Matters and Board Recommendations

Our Board of Directors recommends a "For" vote on each of the proposals presented at this year's annual meeting of shareholders.		Board's Voting Recommendation	Page

Item 1	To elect eight directors	FOR	24
	• Mr. Turner is not standing for re-election due to the age 75 limit on nominees included in our Corporate Governance Guidelines

Item 2	To approve the compensation of the named executive officers by a nonbinding advisory vote	FOR	29

•

Only independent directors serve on the Compensation and Benefits Committee

•

The committee has retained the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant and confirms Cook's independence from management and reviews its performance annually

Item 3	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016	FOR	30
	• Only independent directors serve on the Audit Committee • PricewaterhouseCoopers LLC has served continuously as the Company's external auditor since fiscal year 2011

Our Director Nominees

Name	Age	Director Since	Current Occupation	Independent	Audit	Compensation and Benefits	Executive	Nominating and Governance

James M. Cracchiolo	57	2005	Chairman and Chief Executive Officer Ameriprise Financial, Inc.				C
Dianne Neal Blixt	56	2014	Former Executive Vice President and Chief Financial Officer Reynolds American Inc.	✓	M
Amy DiGeso	63	2014	Former Executive Vice President, Global Human Resources The Estée Lauder Companies Inc.	✓		M		M
Lon R. Greenberg	65	2011	Chairman Emeritus and Former Chairman and Chief Executive Officer UGI Corporation	✓	M	M
Siri S. Marshall	67	2005	Former Senior Vice President and General Counsel General Mills, Inc.	✓		M		M
Jeffrey Noddle	69	2005	Former Chairman SUPERVALU INC.	✓		C	M	M
H. Jay Sarles	71	2005	Private Investor Former Vice Chairman Bank of America	✓	C		M	M
Robert F. Sharpe, Jr.	64	2005	Former President of Commercial Foods and Chief Administrative Officer ConAgra Foods, Inc.	✓		M	M	C

iii

Proxy Statement

General Information

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2016 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as "Ameriprise Financial," "Ameriprise," "the Company," "we," "our" or "us."

We are holding the 2016 annual meeting at 11:00 a.m. Central time, on Wednesday, April 27, 2016, at the Company's Minneapolis headquarters and invite you to attend in person. An admission ticket is required for the annual meeting. Please see additional information about how to attend the meeting on page 73. If you need special assistance at the meeting because of a disability, you may contact Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, by telephone at (612) 678-0106, by email at thomas.r.moore@ampf.com or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We have arranged for a live audio webcast of the 2016 annual meeting to be accessible to the general public on the Internet at ir.ameriprise.com.

Under rules adopted by the Securities and Exchange Commission, we provide our shareholders with the choice of accessing the 2016 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may submit a proxy for your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The notice contains a 12-digit control number that you will need to submit a proxy for your shares. Please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about March 18, 2016.

 Voting Information

Record Date

You may vote all shares that you owned as of February 29, 2016, which is the record date for the annual meeting. On February 29, 2016, we had 168,311,862 common shares outstanding at the close of business. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one of the following ways:

•
directly in your name as the shareholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans;

•
indirectly through a broker, bank, trustee, or other holder of record in "street name"; or

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indirectly in the Ameriprise Financial, Inc. Stock Fund of our 401(k) plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending a Notice Regarding the Availability of Proxy Materials directly to you. As the holder of record, you have the right to submit your proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the meeting. If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.

Regardless of how you hold your shares, we invite you to attend the annual meeting. To attend the meeting, you must have been a shareholder at the close of business on the record date of February 29, 2016, and you will need to bring an admission ticket. If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page at ir.ameriprise.com.

How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our shareholders will receive will have information about submitting your proxy online but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the website where the proxy materials can be found. For more information about submitting your proxy by telephone, please see the next two sections.

Your Vote is Important.    We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 11:59 p.m. Eastern time on Sunday, April 24, 2016, for shares held in the Ameriprise 401(k) plan and through 11:59 p.m. Eastern time on Tuesday, April 26, 2016, for all other shares. You may submit your proxy or vote in one of the following ways:

Submit Your Proxy By Telephone.    You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for submitting your proxy at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to submit your proxy.

When you submit your proxy by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.

Submit Your Proxy By Internet.    You may also submit your proxy by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet proxy submission using the 12-digit control number included in the notice. You may submit your proxy by the Internet 24 hours a day. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. If you hold your shares in street name, please follow the Internet proxy submission instructions in the Notice Regarding the Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you submit your proxy by the Internet.

Submit Your Proxy By Mail.    If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

Vote at the Meeting.    Submitting a proxy now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the meeting in person.

All shares for which proxies have been properly submitted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without voting instructions for a proposal, your shares will be voted as the Board of Directors recommends for that proposal.

Revocation of Proxies.    You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our corporate secretary at the meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the meeting.

Shares Held Under the Ameriprise Financial 401(k) Plan

If you participate in the Ameriprise Financial 401(k) Plan and invest in the Ameriprise Financial, Inc. Stock Fund, your proxy card includes shares that the plan has credited to your account. To allow sufficient time for the plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time, on Sunday, April 24, 2016. If the plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

 Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Quorum and Required Vote

Quorum.    We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the voting power of the shares entitled to vote at the meeting are either present in person or represented by proxy at the meeting.

Votes Required for Proposals

The Board of Directors recommends that you vote "FOR" each of the nominees in Item (1) and "FOR" Items (2) and (3). Properly submitted proxies will be voted "FOR" each such Item unless otherwise specified.

Item		To elect directors and adopt the other proposals, the following proportion of votes is required:
(1)	To elect eight directors	Under the majority voting standard, in an uncontested election, a nominee must receive a number of "For" votes that exceeds 50% of the votes cast (excluding abstentions)*
(2)	To approve the compensation of the named executive officers by a nonbinding advisory vote	The affirmative vote of a majority of the votes cast
(3)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016	The affirmative vote of a majority of the votes cast
*
If an uncontested incumbent nominee for director does not receive an affirmative majority of "For" votes, he or she will be required to promptly tender his or her resignation to the Board. The independent Nominating and Governance Committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board's decision with respect to his or her tendered resignation.

Routine and Non-Routine Proposals.    The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The rules of the New York Stock Exchange make all of the proposals to be considered at the annual meeting non-routine items except for the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for Items (1) and (2) can't exercise discretion to vote their clients' shares. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

How We Count Votes.    In determining whether we have a quorum for the annual meeting, we count abstentions and broker non-votes as present and entitled to vote. For your convenience, we have provided this chart to show whether each item being voted on is routine or non-routine under the rules of the New York Stock Exchange. The chart also shows how abstentions and broker non-votes will be treated in determining the outcome of voting on each item.

Item Being Voted On		Routine/ Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes
(1)	To elect eight directors	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.
(2)	To approve the compensation of the named executive officers by a nonbinding advisory vote	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.
(3)	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016	Routine	No effect; not included in numerator or denominator.	Broker non-votes do not occur with respect to routine matters.

Multiple Shareholders Sharing the Same Address

For those shareholders requesting paper proxy materials who share a single address and would like to receive only one annual report and proxy statement at that address, please contact our corporate secretary. This service, known as "householding," is designed to reduce our printing and postage costs. If after signing up for householding any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page one under "General Information."

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D.F. King $20,000 plus expenses for these services.

Corporate Governance

This section highlights our corporate governance program. We provide details about these and other corporate governance policies and practices in other sections of the proxy statement and on our website on the Corporate Governance page at ir.ameriprise.com.

Requests for Copies of Materials

You may request copies of any of the documents referred to in this section of the proxy statement by calling Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, at (612) 678-0106. You may also write to him by email at thomas.r.moore@ampf.com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We'll provide the copies at no cost to you.

Director Independence

Our Board, acting upon the recommendation of its Nominating and Governance Committee, has affirmatively determined that the following directors have no material relationship with the Company and are therefore independent under the corporate governance listing standards of the New York Stock Exchange: Dianne Neal Blixt, Amy DiGeso, Lon R. Greenberg, Siri S. Marshall, Jeffrey Noddle, H. Jay Sarles, Robert F. Sharpe, Jr. and William H. Turner.

In prior years, the Board broadly considered all facts and circumstances relevant to Mr. Sarles's brother-in-law's employment as a financial advisor of Ameriprise Financial, which began in April 2012. In July 2015, Mr. Sarles's brother-in-law retired as a financial advisor of Ameriprise Financial and he has no employment or other working relationship with us. At the time of his retirement, Mr. Sarles's brother-in-law entered into a standard agreement with one of our broker-dealer subsidiaries that provides him with periodic payments based on his revenue production while an advisor. The method used to calculate these payments, which will last until July 2018, is also used for any other retiring advisor who chooses to enter into such an agreement. The terms and conditions of the agreement, including covenants not to compete with us or to solicit our clients, are also standard.

The Board's independent Nominating and Governance Committee considered all factors in reviewing Mr. Sarles's continued independence at its meeting held on January 26, 2016, and voted to recommend that the Board reaffirm its prior determination that Mr. Sarles is independent, which the Board did. Mr. Sarles recused himself from voting on this matter. In arriving at this determination, the Board and its Nominating and Governance Committee considered the standard terms and conditions of the agreement Mr. Sarles's brother-in-law executed with us, including the method used to determine the payments to be made under it. Mr. Sarles was not involved in any way in the negotiation of the agreement and is not a party to it. Absent a material change in this arrangement, the Nominating and Governance Committee concluded that it will not be necessary to consider it when making future determinations of Mr. Sarles's independence.

Our only non-independent director is Mr. Cracchiolo, our chairman and chief executive officer and the only Company officer serving on the Board.

Independence of Committee Members

As required by the rules of the New York Stock Exchange, only independent directors serve on these standing committees of the Board: Audit; Compensation and Benefits; and Nominating and Governance. Members of the Audit Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee also meet the independence standards for "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and are considered "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

On the Board's Executive Committee, Mr. Cracchiolo serves as the committee's chairman and the chairmen of the three other standing committees serve as the Executive Committee's other members. The corporate governance rules of the New York Stock Exchange do not require that all members of the Executive Committee be independent directors.

Categorical Standards of Director Independence

Upon the recommendation of its Nominating and Governance Committee, the Board has approved categorical standards of director independence. These categorical standards: assist the Board in making its independence determinations; provide investors with an adequate means of assessing the quality of the Board's independence; and avoid the excessive disclosure of immaterial relationships. The Board's categorical standards of independence are posted on our website on the Corporate Governance page at ir.ameriprise.com. The categorical standards generally classify as "not material": relationships with our Company arising in the ordinary course of business; relationships with companies of which a director is a shareholder or partnerships of which a director is a partner; contributions made or pledged to charitable organizations with which a director has a relationship; certain familial relationships; and certain social and other relationships. In addition to the New York Stock Exchange's standard independence tests, the Nominating and Governance Committee applied the categorical standards of independence when making its recommendations regarding director independence to the Board of Directors. In making these independence recommendations, the Nominating and Governance Committee considered all relationships and transactions between the director and the Company as described in questionnaires completed by each director and in materials provided by management, which may include transactions discussed in this proxy statement and relationships not considered material under the categorical standards of independence approved by the Board.

Committee Charters

The Board's Audit, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange's corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our website on the Corporate Governance page at ir.ameriprise.com and additional information about each committee is contained in the sections following this summary.

The Executive Committee also operates under a written charter that is approved by the Board of Directors. The Executive Committee's charter is posted on our website at the same location as the other committee charters.

Internal Audit Function

The Company has an internal audit function that is supervised by our general auditor. The Audit Committee reviews the appointment and replacement of the general auditor. The Audit Committee also annually reviews the performance and compensation of the general auditor. The general auditor reports regularly to the Audit Committee, including in executive sessions where he is the only officer present.

Audit Committee Financial Experts

The Board has determined that Messrs. Greenberg, Sarles and Turner (who is not standing for re-election due to the age 75 limit on director nominees included in our Corporate Governance Guidelines) are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that Ms. Blixt is financially literate, as that term is interpreted by the Board in its business judgment.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board. The Board may decide, however, that such an executive session is not required at a particular Board meeting.

Presiding Director

The Company's Corporate Governance Guidelines provide that the then serving chairman of the Nominating and Governance Committee shall act as the Board's presiding director, with the following duties: preside over executive sessions of the non-management and independent directors; serve as the principal liaison between the Board and the Company's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability. Mr. Sharpe currently serves as the Board's presiding director.

Communications from Shareholders and Other Interested Parties

Shareholders and other interested parties may make their concerns known to the independent directors by communicating directly with the presiding director or another director via the Company's corporate secretary. You can find more information about how to communicate with our independent directors on page 11 of this proxy statement, under the caption "Communicating with Directors."

Our Board's Leadership Structure

Our Board of Directors determines which leadership structure best serves its needs and those of our shareholders. Currently, Mr. Cracchiolo serves as both the chairman of the Board of Directors and the chief executive officer of the Company. Mr. Sharpe, the chairman of the Board's Nominating and Governance Committee, currently serves as the Board's presiding director.

The Board believes that Mr. Cracchiolo's service as both chairman and chief executive officer has the following advantages for the Company given the specific characteristics or circumstances of the Company. Mr. Cracchiolo provides proven leadership ability, strong communication skills, and a deep understanding of the Company, the financial services industry, and the Company's long-term strategic direction. The chairman is often required to speak on behalf of the entire Board to shareholders, regulators, and other stakeholders and therefore must engender the trust and respect of the entire Board. As the leader of the Board, Mr. Cracchiolo must also be able to maintain an atmosphere of collegiality, encourage open and vigorous discussion and debate during Board meetings, and promote fairness in considering the views and opinions of all directors.

Recognizing that the Company's or the Board's circumstances may change, the Board has no policy with respect to the separation of the offices of the chairman and chief executive officer. As stated in our Corporate Governance Guidelines, "The Board believes that this issue is part of the succession planning process, which is overseen by the Compensation and Benefits Committee, and that it is in the best interests of the Company to make a determination when it elects a new chief executive officer."

The role of the Board's presiding director is an important part of the Board's leadership structure. At other companies, this role may be called a "lead director." Our Corporate Governance Guidelines assign the following duties to the presiding director: preside over executive sessions of non-management and independent directors; serve as principal liaison between the Board's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

In addition to the presiding director, our Board has adopted a number of procedures and policies designed to preserve the effectiveness of the independent directors and the transparency of Board operations. For example, each Board agenda includes an executive session of the independent directors, although those directors may decide that one is not needed. Any director is free to suggest agenda items, to request additional time for an agenda topic, or to request information from management. The independent directors also have regular access to members of management other than the chief executive officer. In advance of each regular Board meeting, the corporate secretary asks the independent directors to submit any questions or topics that they would like the chairman and chief executive officer to address at the meeting.

Our Board's Role in Risk Oversight

It is the job of our chief executive officer, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our Board plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of its Audit Committee, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management, the general auditor, and the independent auditors the Company's enterprise-wide risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Some aspect of risk management and oversight is discussed at virtually every Audit Committee meeting. The Audit Committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

As a diversified financial services company, our business is subject to a number of risks and uncertainties, which are described in detail in our Form 10-K for the year ended December 31, 2015, which is included as part of our 2015 Annual Report to Shareholders. The Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions. Because four of our eight independent directors serve on the Audit Committee, a significant portion of the independent directors is closely and regularly involved in the risk oversight function.

Directors who do not serve on the Audit Committee have access to the Committee's meeting materials, including draft minutes for each Audit Committee meeting. The chairman of the Audit Committee reports to the entire Board on the Audit Committee's activities and decisions. In addition, each presentation to the Audit Committee or the Board on any significant matter is preceded by an executive summary that includes a section devoted to risk management issues. This section is intended to focus the attention of the Audit Committee and the Board on key risk topics and management's related risk management strategies and processes. As part of its ongoing responsibilities, the Audit Committee reviews and assesses the quality and clarity of the risk management information provided to it and, if necessary, makes recommendations to management for improving this information reporting.

Because we are in a highly regulated industry, the Audit Committee and the Board receive regular reports of examination from our regulators. In part, these reports address risk management topics and, as needed, the Audit Committee and the Board will respond in writing to risk management or other issues raised in the reports. In order to confirm that it is receiving candid and complete information on risk management and other topics, the Audit Committee holds regular separate executive sessions with members of executive management, our independent auditors, and our general auditor.

In response to emerging best practices and regulatory guidelines, the Audit Committee and the Compensation and Benefits Committee have received reports on risks related to our incentive compensation plans across the Company. The committees will continue to receive such reports as needed. These plans cover officers and employees who are not executive officers. We discuss this subject in more detail in the section of the Compensation Discussion and Analysis captioned "Risk and Incentive Compensation" beginning on page 48.

In the preceding section of the proxy statement, we explained our Board's leadership structure. Our chairman and chief executive officer is ultimately responsible for the effectiveness of the Company's risk management processes and is an integral part of our day-to-day risk management processes. He also attends each Audit Committee meeting, except in extraordinary circumstances unrelated to that meeting's agenda. As a result, his ability to lead our enterprise risk management program and to assist in the Board's oversight of that program improves the effectiveness of both the Board's leadership structure and its oversight of risk.

Our Board's Role in Strategic Planning

Ameriprise has a strategic Long Range Plan that guides how we lead the Company to maximize long-term shareholder value creation, deliver competitively differentiated value to our clients, and attract and retain talent. Each year, our executive team revisits and updates that plan as appropriate to address changes in the external and competitive environment, as well as internal capabilities. Our Board of Directors plays an important role in our strategic planning process as well. Each year, we hold detailed discussions with the Board on the Long Range Plan at our annual long-range planning offsite, as well as throughout the year as appropriate.

In addition, the Long Range Plan guides the development of our annual operating plan and budgets. Throughout the year, management and the Board hold regular discussion on the business performance and progress on the annual plan and what we are looking to accomplish in the context of our Long Range Plan. Corporate and individual performance goals and metrics are defined and used to inform and determine executive long-term incentive awards by the Compensation and Benefits Committee, as explained in detail beginning on page 35 of this proxy statement.

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders, provided that the requirements explained on page 15 under the caption "Director Nomination Process" are satisfied.

Annual Performance Evaluation Process for the Board and its Committees

The Nominating and Governance Committee oversees an annual performance evaluation process for the Board of Directors and the Audit, Compensation and Benefits, and Nominating and Governance Committees. The process is intended to determine whether the Board and its committees are functioning effectively.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our website on the Corporate Governance page at ir.ameriprise.com.

 Codes of Conduct

We have adopted a newly-revised Global Code of Conduct to guide ethical business behavior and decision-making. The Code applies to all of our officers, employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Global Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company, except as otherwise provided by the laws of a foreign jurisdiction.

The Board of Directors has adopted a Code of Business Conduct for Members of the Board of Directors of Ameriprise Financial, Inc. This Code is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to foster a culture of openness and accountability.

Both of these Codes are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each annual meeting of shareholders. At our 2015 annual meeting of shareholders, all directors then serving were in attendance.

Majority Voting for Directors

Our By-Laws provide for majority voting for directors in uncontested elections. The plurality standard will be used in the case of contested elections. We anticipate that the election of directors to be held at the meeting will be uncontested, and therefore the majority voting standard will apply. We have provided additional information about the By-Law provisions governing majority voting for directors beginning on page three of this proxy statement, under the caption "Votes Required for Proposals."

Director Qualifications and Board Policies

The Board of Directors has determined that directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities.

Directors should possess integrity, energy, forthrightness, analytical skills and the commitment to devote the necessary time and attention to the Company's affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Nominating and Governance Committee will consider whether the candidate has served as the chief executive officer, chief financial officer or other executive officer of a public company with significant policy-making or operational responsibility. The Committee also evaluates a candidate's manifest potential to significantly enhance the effectiveness of the Board and its committees. Experience in an area that is directly relevant to one or more of our business segments is also an important consideration.

The committee considers these specific qualities or skills as being necessary for one or more directors to possess:

•
A majority of directors must satisfy the independence standards established by the New York Stock Exchange;

•
Enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•
Directors are expected to possess the skills, experience, and professional background necessary to gain a sound understanding of our strategic vision, mix of businesses, and approach to regulatory relations and enterprise risk management; and

•
The Board as a whole must possess a mix and breadth of qualities, skills, and experience that will enable it and its committees to promote the best interests of the Company and its shareholders and to address effectively the risk factors to which the Company is subject.

Independent directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of five times the amount of the current annual cash retainer upon attainment is recommended for each director. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. Directors are expected to attain this ownership threshold within five years of joining the Board. We disclose the dollar value of each outside director's equity holdings as of February 29, 2016, on page 18. All directors who have served on the Board for more than five years are in compliance with our ownership threshold.

Board Diversity

Our Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board's Nominating and Governance Committee to review the qualifications of the directors and the composition of the Board as a whole periodically. This assessment includes not only the independence of the directors, but also consideration of required minimum qualifications, diversity, age, skills, and experience in the context of the needs of the Board. Our Corporate Governance Guidelines provide that the Board will establish the number of directors based on the recommendations of its Nominating and Governance Committee, which will consider, among other factors: the Board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

Whenever the Nominating and Governance Committee engages a search firm to identify potential director candidates, the committee instructs the firm that diversity considerations are highly important. Similarly, whenever the committee considers candidates identified by other directors or shareholders, the same considerations apply. Because our Board of Directors is relatively small, it may not always be possible to recruit a director who has the skills and experience needed by the Board at that time and who also enhances the diversity of the Board. Nevertheless, considerations of gender, racial, and ethnic diversity will continue to be important factors in identifying and recruiting new directors. The Board of Directors believes that maintaining and enhancing the Board's diversity are important corporate governance goals.

Communicating with Directors

The Board of Directors has provided a means by which shareholders or other interested parties may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone, should be directed to the Company's corporate secretary, who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Company's corporate secretary, may not be forwarded to the directors.

If a shareholder or other interested party wishes to communicate a concern to the chairman of the Audit Committee about our financial statements, accounting practices, internal controls or business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Audit Committee in care of our corporate secretary. If the concern relates to our executive compensation program, the concern should be submitted in writing to the chairman of the Compensation and Benefits Committee in care of our corporate secretary. If the concern relates to our governance practices, the concern should be submitted in writing to the chairman of the Nominating and Governance Committee in care of our corporate secretary. If the shareholder or other interested party is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our corporate secretary. The contact information for the Company's corporate secretary is provided on page one under "General Information."

Our "whistleblower" policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to our ethics hotline, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise Financial. An ethics specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit Committee.

Board and Committee Meetings

During 2015, the Board of Directors met six times. All of our directors attended 83% or more of the meetings of the Board and Board committees on which they served in 2015.

Membership on Board Committees

This table lists our four standing Board committees, the directors who currently serve on them, and the number of committee meetings held in 2015.

Audit	Compensation and Benefits	Executive	Nominating and Governance
Mr.Sarles(1)	Mr.Noddle(2)	Mr.Cracchiolo(2)	Mr. Sharpe(3)
Ms. Blixt	Ms.DiGeso	Mr.Noddle	Ms.DiGeso
Mr. Greenberg(4)	Mr.Greenberg	Mr.Sarles	Ms.Marshall
Mr.Turner(1)	Ms.Marshall	Mr.Sharpe	Mr.Noddle
	Mr.Sharpe		Mr.Sarles
Number of meetings held in 2015

11	7	0	3
(1)
chairman and audit committee financial expert

a.
Mr. Turner served as Audit Committee chairman from September 30, 2005 until April 29, 2015.

b.
Mr. Sarles was appointed as Audit Committee chairman as of April 29, 2015.

(2)
chairman

(3)
chairman and presiding director

(4)
audit committee financial expert

Compensation and Benefits Committee

Under its written charter, the Compensation and Benefits Committee's primary purposes are to: establish the philosophy and objectives that will govern our compensation and benefits programs; oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers; recommend for approval by the Board of Directors or the shareholders incentive and equity-based compensation plans; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid executive officers. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

The committee is also responsible for oversight of the incentive compensation plans throughout the Company, to the extent and in the manner set forth in relevant regulatory guidance or rules and for recommendations to the Board on matters related to nonbinding advisory votes of shareholders to approve the compensation of the named executive officers, submitted as Item 2 of this proxy statement, and the frequency of those votes.

Among other matters, the committee exercises ultimate authority with respect to: the compensation and benefits of our chief executive officer and other executive officers; the approval of grants and awards of equity-based and other incentive awards to our chief executive officer and other executive officers and to employees below the executive officer level; and the engagement, oversight, compensation, and termination of the committee's compensation consultant.

While the Compensation and Benefits Committee oversees our executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-management directors and make recommendations on such matters to the Board of Directors for approval. We provide information about the compensation of our outside directors beginning on page 18.

The Compensation and Benefits Committee has the authority under its charter to: retain independent legal or other advisors; ask us to provide the committee with the support of one or more of our officers or employees to assist it in carrying out its duties; and request any of our officers or employees or those of our outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee has the authority to determine the appropriate amount of funding to be provided by us for the payment of the compensation of any compensation consultant or other advisor engaged by the committee and for the payment of any administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee has the authority to delegate its authority to one or more subcommittees, including to the committee chairman, who may act on behalf of the committee during the intervals between meetings. Depending on the nature of the authority being delegated, a subcommittee may have to consist of a minimum of two members due to certain federal securities and tax law requirements.

The committee may also delegate its authority to one or more of our officers or employees to the extent permitted by federal securities and income tax laws, Delaware law, the rules of the New York Stock Exchange or applicable governing compensation plan documents.

The committee has delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

The Role of Executive Officers.    Our executive officers play the following roles in recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the committee's duties, including total compensation tally sheets and other summaries of executive officers' total compensation; proposing the adoption of new or amended compensation or benefits plans; the chief executive officer will make recommendations to the committee for consideration regarding compensation actions for executive officers other than himself; our chief human resources officer will discuss survey and benchmarking data related to executive compensation and other topics of interest to the committee; and our chief financial officer will discuss and explain the setting and calculation of financial performance goals for certain executive compensation plans. No executive officer has the authority to approve his or her compensation or to make equity-based grants to himself or herself, or to any other executive officer.

The Committee's Independent Compensation Consultant.    The Compensation and Benefits Committee currently uses the firm of Frederic W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. The committee maintains a Compensation Adviser Policy, which addresses the following topics: the relationship between the committee and its compensation advisers; the criteria that the committee uses to select its consultant; the consultant's duties; how the committee evaluates its compensation consultant; the factors that the committee will apply in determining whether its consultant is independent of the Company's management; and the related disclosure to be provided to our shareholders. We have posted the committee's Compensation Adviser Policy on our website on the Corporate Governance page at ir.ameriprise.com. You can request a copy of the Compensation Adviser Policy by writing to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, 1098 Ameriprise Financial Center, Minneapolis, MN 55474. You may also email him at thomas.r.moore@ampf.com. He will send you a copy of the policy without charge.

Under the committee's charter, the engagement letter between Cook and the committee, and the Compensation Adviser Policy, the committee is responsible for the appointment, oversight, amount of compensation, evaluation, retention, and termination of its compensation consultant. Cook works for and reports directly to the committee, not the Company's management, with respect to executive compensation matters. The committee recognizes that its consultant will necessarily work with representatives of management on executive compensation and other matters within the scope of the committee's responsibilities. When doing so, however, Cook will act as the committee's representative and solely on the committee's behalf.

In its capacity as the committee's consultant, Cook provided the following services, among others: advice and guidance with respect to trends and issues related to executive compensation; assisting the committee in benchmarking competitive compensation, including the composition of a peer group to be used as a market check or reference point in reviewing proxy compensation data; assisting the committee in developing an executive compensation philosophy and program suited to our business strategy and goals; and preparing reports and analyses for the committee's meeting materials. One or more representatives of Cook attend committee meetings as needed.

At a committee meeting held on February 25, 2016, the committee confirmed that Cook continues to be independent of the Company's management, in light of the independence standards established in the committee's Compensation Adviser Policy. Before reaffirming Cook's continued independence the committee considered any other factors it deemed relevant and the following six specific factors contained in a Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards: the provision of other services to Ameriprise by Cook; the amount of fees received during 2015 from Ameriprise by Cook as a percentage of Cook's 2015 total revenue; Cook's policies and procedures designed to prevent conflicts of interest; any business or personal relationship between a member of the Cook engagement team with a member of the committee; any Ameriprise Financial stock owned by Cook or by any member of the Ameriprise consulting team or their immediate family members; and any business or personal relationship of Cook or any other employee of Cook with an executive officer of Ameriprise Financial. Based on this review and Cook's responses, the committee determined that no conflict of interest exists that would preclude Cook from independently representing the committee.

At its meeting held on February 25, 2016, the committee also reviewed and discussed Cook's performance in executive session, without representatives of Cook present.

Finally, the Committee reviewed written independence statements submitted by two law firms retained by management with respect to matters considered by the committee.

Reporting to the Board.    The committee chairman reports to the entire Board regarding each committee meeting. When appropriate these reports and related discussion are conducted in executive session, without management present. Before the committee takes final action with respect to compensation actions affecting the chief executive officer, it first discusses its proposed actions with the other independent directors, without management present.

Management discusses the proposed agenda for each committee meeting with the committee chairman in advance and it is reviewed with the other committee members in advance as well. The committee has adopted a policy of including an executive session on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting. This executive session is held without management present. The committee chairman has the authority to add or delete items from any proposed agenda, and to call special meetings of the committee at any time.

Compensation Committee Interlocks and Insider Participation.    The Compensation and Benefits Committee members include Amy DiGeso, Lon R. Greenberg, Siri S. Marshall, Jeffrey Noddle, chairman, and Robert F. Sharpe, Jr. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to: assume a leadership role in shaping the corporate governance of the Company; promote the effective functioning of the Board and its committees; advance the best interests of the Company and its shareholders through the implementation, oversight, and disclosure of sound corporate governance guidelines and practices; periodically review the compensation of outside directors and recommend changes to the Board for approval; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company's outside directors.

Since 2011, the committee's charter, with the Board's approval, has included oversight responsibility for corporate political spending. Based on the committee's recommendation, the Board also approved a Statement of Principles Governing Corporate Political Spending, which is posted on our website on the Corporate Governance page at ir.ameriprise.com, to govern those contributions and expenditures, if any, made at the direction of the Company's officers with corporate funds. Each year, the Company posts an annual corporate political spending report on its website.

The committee has adopted a policy of including an executive session attended by committee members only on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting.

Director Nomination Process.    The Nominating and Governance Committee considers and recommends candidates for election or appointment to the Board. The committee also considers candidates for election to the Board submitted by shareholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board of Directors who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election or appointment, the committee will apply the standards and criteria set forth under the caption "Director Qualifications and Board Policies" beginning on page 10 of this proxy statement. The committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders must follow the procedures described on page 72. Shareholders who wish to submit a candidate for consideration by the Nominating and Governance Committee may do so by sending the candidate's name and supporting information to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, at the address shown on page one under "General Information."

Audit Committee

The responsibilities of the Audit Committee are described in its written charter and in the following required Audit Committee Report. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to provide assistance to the Board of Directors by: monitoring the integrity of the consolidated financial statements of the Company; monitoring compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct; evaluating and monitoring the independent auditors' qualifications and independence; evaluating and monitoring the performance of the Company's internal audit function and independent auditors, with respect to the parent company and its subsidiaries; and addressing the finance and risk management matters specified in its charter.

The committee has adopted a policy of including executive sessions on the agenda of each committee meeting. Such executive sessions may include committee members only, or may include separate executive sessions between the committee members and the general auditor, representatives of our independent auditors, or representatives of management, including our chief executive officer, chief financial officer, and general counsel. The committee members may decide, however, that executive sessions are not required at a particular meeting.

Audit Committee Financial Experts.    The Board has determined that Messrs. Greenberg, Sarles and Turner (who is not standing for re-election due to the age 75 limit on director nominees included in our Corporate Governance Guidelines) are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that each Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

External Auditors.    The Board of Director's Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company's financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLC as the Company's independent external auditor for fiscal year 2016. PricewaterhouseCoopers LLC has been retained as the Company's external auditor continuously beginning with our 2011 fiscal year. The Audit-Committee is responsible for the audit fee negotiations associated with the Company's retention of PricewaterhouseCoopers.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of PricewaterhouseCoopers LLC's lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLC to serve as the Company's independent external auditor is in the best interests of the Company and its shareholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or investigations, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company's management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm are responsible for the audit of the Company's consolidated financial statements and the audit of the effectiveness of the Company's internal control over financial reporting. In addition, the independent registered public accounting firm are responsible for the audit of management's assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 as amended, relating to communication with audit committees. In addition, the Audit Committee has received the written disclosures and the letter from its independent accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm' communications with the Audit Committee concerning independence and has discussed with the independent accounting firm its independence.

The Audit Committee discussed with the Company's general auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the general auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee meets with the chief executive officer and chief financial officer of the Company to discuss the Company's control environment and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2015 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

MEMBERS OF THE AUDIT COMMITTEE:
H. Jay Sarles, Chairman
Dianne Neal Blixt
Lon R. Greenberg
William H. Turner

Compensation of Directors

Our compensation philosophy for outside directors.    We compete with other companies for executive talent, as we explain in the Compensation Discussion and Analysis later in this proxy statement. We must also compete with them for persons with the ability, integrity, experience, and judgment required to serve on the board of a public company. We need to attract and retain directors who meet the high qualification standards set by our Board of Directors. In order to do so, we must offer a compensation package that is both competitive and fair in view of the significant time commitment and responsibilities that come with a director's job. Only outside directors receive compensation for serving on our Board. Mr. Cracchiolo does not receive any additional compensation for his service as a director.

We believe that our outside directors should have a substantial personal financial stake in the Company.    Accordingly, a significant portion of our directors' compensation package is equity-based. Also, a director is expected to have an equity holding in the Company with a market value of five times the amount of the current annual cash retainer upon attainment. The current annual cash retainer for the directors is $80,000. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. A director must reach this goal within five years of joining our Board. Shares of our common stock and deferred share units both count toward this goal. Using a closing price of $83.95 for a share of our common stock on February 29, 2016, the value of the common stock and deferred share units beneficially held by our outside directors on that date was as follows, rounded to the nearest dollar: Mses. Blixt ($287,699), DiGeso ($220,958) and Marshall ($2,093,434); and Messrs. Greenberg ($1,049,308); Noddle ($3,309,910); Sarles ($3,125,042); Sharpe ($5,072,741); and Turner ($2,394,814). As is true for our executive officers, we prohibit our directors from hedging against a decline in the value of our stock.

How and why our outside directors' compensation was determined.    The Board's Nominating and Governance Committee is responsible under its charter for overseeing the compensation and benefits paid to our outside directors. The committee will periodically review the appropriateness of the outside directors' compensation package.

The committee will discuss with an independent consultant any proposed changes to the compensation of outside directors. The committee will then recommend to the Board that it approve such changes as the committee believes are reasonable and appropriate, based in part on the consultant's report and findings. If the Board approves the committee's recommendations, and, as it relates to equity-based compensation, if the committee's recommendations are within the shareholder-approved limitation on director compensation under our Amended and Restated 2005 Incentive Compensation Plan, the new compensation package will become effective as of a date set by the Board.

There were two changes made to the outside directors' compensation program which became effective in 2015.    Effective as of April 29, 2015, when the Board appointed Mr. Sarles as chairman of the Audit Committee, the Board reset the annual cash retainer for the chairman of the Audit Committee from $40,000 to $20,000 and approved a special one-time annual cash retainer of $20,000 to be paid to Mr. Turner for continuing to perform services with respect to certain of the Company's foreign subsidiaries until the date of the 2016 annual meeting of shareholders when Mr. Turner will retire from the Board. When Mr. Turner served as chairman of the Audit Committee, his retainer was increased from $20,000 to $40,000 to compensate him for his additional service in connection with those subsidiaries. The Audit Committee anticipates that the need for these services will end upon Mr. Turner's retirement.

This chart summarizes the current compensation program for our outside directors. We do not pay meeting fees or grant stock options or restricted stock to our outside directors.

Outside Directors Compensation Program for 2015
Annual Cash Retainer	$80,000
Annual Equity Retainer	$125,000 in the form of Deferred Share Units
Board Meeting Fees	No board meeting fees
Committee Meeting Fees	No committee meeting fees
Committee Member Annual Retainer
Committee members receive an annual retainer as follows: Audit Committee — $15,000; Compensation and Benefits Committee — $10,000; and Nominating and Governance Committee — $10,000. There is no committee member retainer for the members of the Executive Committee.
Committee Chairman Annual Retainer
Committee chairmen receive an annual retainer in addition to the committee member retainer, as follows: Audit Committee chairman — $20,000* ($35,000 total committee retainer); Compensation and Benefits Committee chairman — $15,000 ($25,000 total committee retainer); and the Nominating and Governance Committee chairman — $15,000 ($25,000 total committee retainer)
Charitable Matching Gift Program	Up to $2,000 annually

*
The Board reduced the annual cash retainer for the chairman of the Audit Committee from $40,000 to $20,000 effective as of April 29, 2015, and approved a special one-time annual cash retainer of $20,000 to be paid to Mr. Turner for continuing to perform services with respect to the Company's subsidiaries until the date of the 2016 annual meeting of shareholders when Mr. Turner will retire from the Board as discussed on the previous page.

Perquisites and Personal Benefits.    Our outside directors receive occasional perquisites or personal benefits of reasonable value, such as: commemorative items in connection with their Board service; welcoming gifts at the hotel where they stay during Board meetings or events; holiday gifts; and recreational or other services and amenities when attending an off-site Board long-range planning meeting. We do not provide our directors with a tax gross-up amount on any gifts or other items given to them.

We pay for or reimburse our outside directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, committee or annual shareholder meetings. Our outside directors may use our corporate aircraft for Board-related travel, subject to the aircraft's availability and other restrictions. In extraordinary or unusual circumstances, such as a family emergency, we may make our corporate aircraft available to our outside directors on an exception basis.

Our outside directors are eligible to participate in our charitable gift matching program on the same basis as our employees. We will match a director's personal contributions to one or more qualifying charitable organizations subject to an annual aggregate limit, which is currently $2,000. Directors' requests for matching gifts are processed by the same outside vendor that we use for employee matching gift requests.

Other Assistance and Payments.    As is true at many other public companies, our in-house counsel and other employees, as well as outside counsel, assist our outside directors in satisfying their legal reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended. We pay for the fees and expenses related to the preparation and filing of Securities and Exchange Commission Forms 3, 4 and 5 for our outside directors, but only for transactions in our securities.

A director's Section 16(a) reporting obligations for transactions in our securities are imposed solely due to his or her service on our Board. Therefore, we do not consider such assistance and related payments to be perquisites or personal benefits. Nevertheless, we have provided this information to you in the interests of full and transparent disclosure.

 Compensation Paid to Outside Directors in 2015

This table shows the total compensation earned by or paid to our outside directors during 2015. The table also discloses other payments, such as deemed dividends on deferred share units and the amount of charitable matching gifts we made, if any, for a director.

Name	Annual Retainer Earned or Paid in Cash	Committee Chairman Retainer Earned or Paid in Cash		Committee Member Retainer Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Dianne Neal Blixt	$80,000	$0		$15,000	$125,000	$7,588	$227,588
Amy DiGeso	80,000	0		20,000	125,000	7,588	$232,588
Lon R. Greenberg	80,000	0		25,000	125,000	22,732	$252,732
Siri S. Marshall	80,000	0		20,000	125,000	62,400	$287,400
Jeffrey Noddle	80,000	15,000		20,000	125,000	100,144	$340,144
H. Jay Sarles	80,000	13,462	*	25,000	125,000	63,400	$306,862
Robert F. Sharpe, Jr.	80,000	15,000		20,000	125,000	74,708	$314,708
William H. Turner	80,000	26,593	*	15,000	125,000	61,400	$307,993

*
Mr. Turner stepped down as chairman of the Audit Committee and Mr. Sarles was appointed effective as of April 29, 2015. The amounts paid to each Messrs. Turner and Sarles for the committee chairman annual retainer were pro-rated based on the portion of the year served as chairman.

(1)
The dollar amounts in this column show the grant date fair value of the annual grant of deferred share units. For 2015, the number of deferred share units credited to a director's account is calculated as follows: the dollar value to be received by the director is divided by the closing price of a share of our common stock on the date of our annual meeting of shareholders.

(2)
The dollar amount shown in this column is the total of: deemed dividends credited during 2015 to a director's plan account and reinvested in additional deferred share units; and charitable matching gifts we made during 2015 to one or more charitable organizations on behalf of the director. The aggregate incremental cost of perquisites and personal benefits is less than $10,000 for each director. As a result, the Securities and Exchange Commission does not require us to disclose those costs. All deemed dividends were credited at the same rate as the dividends paid to holders of shares of our common stock.

  For your convenience, we have broken out the two components of "All Other Compensation" in the chart below. Dollar amounts in each component have been rounded to the nearest dollar.

	Deemed Dividends	Charitable Matching Gifts

Dianne Neal Blixt	$5,588	$2,000
Amy DiGeso	5,588	2,000
Lon R. Greenberg	20,732	2,000
Siri S. Marshall	61,400	1,000
Jeffrey Noddle	98,144	2,000
H. Jay Sarles	61,400	2,000
Robert F. Sharpe, Jr.	72,708	2,000
William H. Turner	61,400	0

Deferred Share Plan for Outside Directors.    All of our outside directors participate in the Ameriprise Financial Deferred Share Plan for Outside Directors. Each outside director receives an annual grant of deferred share units immediately following the annual meeting of shareholders. A deferred share unit is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights. Outside directors may also choose to defer part or all of their annual cash retainer and any committee retainer under the plan.

Deferred share units issued to outside directors in 2015.    This table shows the number of deferred share units issued to outside directors during 2015. In order to simplify the presentation, we have rounded the numbers shown to the nearest unit. Directors' accounts were credited with deemed dividends on the deferred share units at the same rate as the dividends paid on a share of our common stock. These deemed dividends were reinvested in additional deferred share units.

	DSU Balances as of December 31, 2014			DSUs Credited During 2015				DSU Balances as of December 31, 2015
	Annual Equity Grant	Retainer Deferral	Total DSUs†	Annual Equity Grant	Reinvested Deemed Dividends	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral		Total DSUs†

Dianne Neal Blixt	1,382		1,382	980	46		1,026	2,408			2,408
Amy DiGeso	1,382		1,382	980	46		1,026	2,408			2,408
Lon R. Greenberg	7,185		7,185	980	169		1,149	8,334			8,334
Siri S. Marshall	22,771		22,771	980	498		1,478	24,249			24,249
Jeffrey Noddle	22,771	14,081	36,852	980	796		1,776	24,249	14,379		38,628
H. Jay Sarles	22,771		22,771	980	498		1,478	24,249			24,249
Robert F. Sharpe, Jr.	22,771	6,444	29,215	980	589		1,569	24,249	3,809	*	28,058
William H. Turner	22,771		22,771	980	498		1,478	24,249			24,249

†
Includes deemed dividend invested in additional Deferred Share Units.

*
Robert F. Sharpe Jr. received an in-kind distribution of 2,725 shares of Ameriprise Financial common stock on March 31, 2015, from his Elective Retainer Deferral Account in the Ameriprise Financial Deferred Share Plan for Outside Directors.

 Outside Directors Deferred Share Plan

FEATURE	ANNUAL GRANT	ELECTIVE RETAINER DEFERRAL

Amount

•

$125,000

•

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next annual meeting of shareholders

• Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chairman or member retainer, in 25% increments

Investment Options	• Only investment option is Ameriprise deferred share units, credited to a separate annual equity grant deferred share unit account

•

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of Deferred Share Units Credited

•

The number of deferred share units is determined by dividing the dollar amount awarded by the closing price of a share of our common stock on the date of our annual shareholders meeting, or for a director who joins the Board after the date of the most recent annual meeting, closing price of a share of our common stock on the third trading day following the public release of our earnings during the quarter the director joins

•

The number of units credited is determined by dividing the quarterly deferral amount by the closing price of a share of our common stock on for the third trading day following the public release of our earnings results for the quarter

Dividend Equivalent Reinvestment

•

Account is credited with additional deferred share units on each dividend payment date for our common stock

•

Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the closing price of a share of our common stock on the dividend payment date

• Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account

Distribution	• Single payment in shares of our common stock following the director's end of service

•

A director makes a distribution election at the same time he or she makes a deferral election, and that election applies to that year's deferrals. A director makes a new distribution election each year. A director has three distribution choices:

• Lump sum on March 31 of a specified year
• Lump sum following the director's end of service
• Up to five annual installments following the director's end of service

Change in Control	• Upon a change in control, the entire account will be immediately distributed in shares of our common stock	• Upon a change in control, all amounts held in either account will be immediately distributed in cash, or in shares of our common stock to the extent invested in Ameriprise deferred share units

Ownership of Our Common Shares

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on February 29, 2016. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days of February 29, 2016. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned "Deferred Share Units" shows DSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company's Supplemental Retirement Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of February 29, 2016. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(5)(6)		Right to Acquire(7)	Percent of Class	Deferred Share Units

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,971,928	(1)	—	7.7%	—
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	10,068,394	(2)	—	6.0%	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,966,798	(3)	—	5.9%	—
Norges Bank Bankplassen 2 P.O. Box 1179 Sentrum NO 0107 Oslo, Norway	8,933,256	(4)	—	5.3%	—

Dianne Neal Blixt	1,000		—	*	2,427
Amy DiGeso	205		—	*	2,427
Lon R. Greenberg	4,100		—	*	8,399
Siri S. Marshall	500		—	*	24,437
Jeffrey Noddle	500		—	*	38,927
H. Jay Sarles	12,609	(8)	—	*	24,616
Robert F. Sharpe, Jr.	32,150	(9)	—	*	28,276
William H. Turner	4,090	(10)	—	*	24,437
James M. Cracchiolo	273,056		695,033	*	126,381
Walter S. Berman	23,748		183,753	*	39,256
William F. Truscott	69,332		236,230	*	6,707
Colin Moore	53,830		103,718	*	0
Joseph E. Sweeney	18,410		95,459	*	3,042
All current directors and executive officers (20 individuals)	625,002		1,658,367	1.4%	364,534

*
Less than 1%.

Our executive officers and directors are prohibited from hedging in any way against a decline in the value of the Ameriprise common stock they own. Executive officers are also prohibited from pledging their Ameriprise common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise. Our directors are permitted to pledge their Ameriprise common stock in this manner, provided that they first pre-clear the pledge with our corporate secretary or another Company lawyer. A pledge will not be approved if it is significant in relation to the average trading volume of our common stock for the five trading days immediately preceding the pre-clearance request.

The shares of common stock subject to a pledge will not be counted in determining the satisfaction of the equity ownership requirement then applicable to our outside directors.

(1)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2016, by BlackRock, Inc. which contained information as of December 31, 2015.

(2)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016, by T. Rowe Price Associates, Inc., which contained information as of December 31, 2015.

(3)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2016, by The Vanguard Group which contained information as of December 31, 2015.

(4)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on January 21, 2016, by Norges Bank, which contained information as of December 31, 2015.

(5)
This column includes shares held in employee benefit plan accounts on February 29, 2016, as follows:

Name	Number of Shares in Plan Accounts

James M. Cracchiolo	1,469
Walter S. Berman	310
William F. Truscott	263
Colin Moore	0
Joseph E. Sweeney	255
All executive officers, including those named above	3,873

(6)
Executive officers hold restricted shares that we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years. The individuals in the table hold the following number of restricted shares:

Name	Number of Restricted Shares

James M. Cracchiolo	37,421
Walter S. Berman	12,219
William F. Truscott	11,159
Colin Moore	10,966
Joseph E. Sweeney	5,362
All executive officers, including those named above	100,896

(7)
These are shares that the named individuals have the right to acquire within 60 days of February 29, 2016, upon the exercise of stock options that they hold.

(8)
Shares are held indirectly in a revocable trust.

(9)
Includes 17,500 shares held in a trust, 3,000 shares held in an Individual Retirement Account, and 1,650 shares held in an irrevocable trust.

(10)
Includes 80 shares held indirectly in an Individual Retirement Account and 10 shares held in a family foundation.

Items to Be Voted on by Shareholders

Item 1 — Election of Directors

All of our directors are elected annually and the directors elected at this annual meeting will be elected for a one-year term ending at the 2017 annual meeting. Mr. Turner is not standing for re-election because persons who are 75 years or older are ineligible to be nominated for director under our Corporate Governance Guidelines.

Our Board of Directors has fixed the number of directors at eight. At this year's annual meeting, the terms of all directors now serving will expire.

The Board has appointed Walter S. Berman, John C. Junek, and Thomas R. Moore as proxies who will vote your shares for which proxies have been submitted. Their names appear on the proxy card. Proxies will be voted "FOR" the election of each of the eight nominees unless you indicate on the proxy card or voting instructions that you vote "AGAINST" or "ABSTAIN" from voting with respect to, any or all of the nominees. The telephone and Internet proxy submission procedures will include instructions on how to abstain from voting with respect to any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person nominated by the Nominating and Governance Committee. Alternatively, the Board of Directors, at its option, may reduce the number of directors.

We currently expect that the election of directors will be uncontested and therefore the nominees for director will be subject to a majority voting standard, as explained in more detail on page three. The Board of Directors recommends a vote "FOR" the election of the eight director nominees. Proxies will be voted "FOR" the election of all nominees unless otherwise specified.

The nominees for election as director and the directors whose terms of office will continue after the meeting have provided the following information about themselves.

The Securities and Exchange Commission's rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We've provided this discussion in a separate paragraph immediately below the biographical information provided by each director in the following section.

All of our directors possess the minimum qualities and skills described in the section of the proxy statement captioned "Director Qualifications and Board Policies", beginning on page 10. In addition, one or more of our directors possess the specific qualities or skills considered necessary by the Nominating and Governance Committee, also described in that section.

As you read the disclosures, please keep these points in mind. First, if a specific qualification, attribute or skill is ascribed to one or more directors, that does not necessarily imply that other directors do not possess that qualification, attribute or skill. Second, this disclosure does not impose on the director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each member of the Board of Directors. Third, the disclosure does not affect the duties, obligations, or liability of any other member of the Board of Directors.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company's business and structure at that time, the content of this discussion may change for one or more directors in future years.

Directors — Nominees for Terms Ending In 2017

James M. Cracchiolo.    Age 57, Chairman and Chief Executive Officer of the Company since September 30, 2005. Jim Cracchiolo has been Chairman and Chief Executive Officer of Ameriprise Financial since 2005, when the company, American Express Financial Advisors, completed its spin-off from the American Express Company. Mr. Cracchiolo guided Ameriprise through its first decade as a public company while generating strong shareholder value. Prior to his current role, Mr. Cracchiolo held a number of executive level positions at American Express, including leading businesses with significant domestic and global operations. Mr. Cracchiolo served as Group President American Express Global Financial Services from 2000-2005 and held the following roles: Chairman and CEO of American Express Financial Advisors; Chairman of American Express International Bank; and CEO of Travel Related Services International. In addition, Mr. Cracchiolo was President and CEO of Travel Related Services International from 1998-2000; President of Global Network Services from 1997 to 1998; Senior Vice President of Travel Related Services Quality, Global Reengineering and Strategy from 1993-1997; and Executive Vice President and Chief Financial Officer of Shearson Lehman Brothers (then a unit of American Express) from 1990-1993.

Mr. Cracchiolo has more than 35 years of experience in the financial services industry and a record of proven leadership in running global businesses with large scale operations and thousands of employees. Mr. Cracchiolo brings to the Board valuable executive leadership experience, a strong financial background, and effective long-term strategic planning and risk management expertise. He has built new businesses, restructured significant lines of businesses, and negotiated and integrated a number of successful acquisitions.

Mr. Cracchiolo is a member of the Business Roundtable and the Financial Services Roundtable. He previously served on the boards of directors of the American Council of Life Insurers, the Financial Services Roundtable and on the board of advisors to the March of Dimes Foundation. Mr. Cracchiolo holds a bachelor's degree in accounting and economics and a master's of business administration degree in finance, both from New York University. He also holds a Certified Public Accountant designation in New York State and is certified as a General Securities Representative and General Securities Principal in the United States.

Dianne Neal Blixt.    Age 56, director since February 26, 2014. Ms. Blixt was a director of Lorillard, Inc., a tobacco company, from January 2011 to June 2015. She served as Executive Vice President and Chief Financial Officer of Reynolds American Inc. from July 2004 until her retirement in December 2007. Prior to that, she had served as Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc., a wholly owned subsidiary of Reynolds American Inc., from July 2003 to June 2004. She also served in various roles of increasing responsibility with Reynolds American Inc. and its subsidiaries since 1988. Ms. Blixt is a consultant for Piedmont Distillers and Beeken Biomedical and a principal with C&D Ventures. Ms. Blixt joined the board of directors of Scandinavia Tobacco Group as of February 2016 and serves on the board of directors of NatureWorks Organics, LLC. Ms. Blixt previously served on the board of directors of LandAmerica Financial Group, Inc. from 2006 to 2009 and Metavante Technologies, Inc. from 2007 to 2009. She is on the board of trustees for the Reynolda House Museum of American Art.

Ms. Blixt has proven her abilities in financial operations and controls as the executive vice president and chief financial officer of a large public company. In that role, she was closely involved in merger and acquisition activity, expense management, and regulatory relations. She also demonstrated her appreciation for setting the proper tone at the top in terms of integrity and legal and regulatory compliance. A previous position as the vice president of investor relations at the same company gave her experience in clearly communicating corporate strategy and financial and business results to investors and analysts. Ms. Blixt's background and experience, especially as a director at other companies, is valuable to the Board as it considers potential acquisitions, monitors balance sheet management, and oversees Ameriprise's enterprise risk management program.

Amy DiGeso.    Age 63, director since February 26, 2014. Ms. DiGeso was Executive Vice President, Global Human Resources, at The Estée Lauder Companies, Inc., one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products, until retiring from the position in September 2013. Ms. DiGeso remained with the Company as Executive Vice President, Senior Advisor to William P. Lauder, Executive Chairman and Fabrizio Freda, President and Chief Executive Officer through June 30, 2014. Prior to rejoining The Estée Lauder Companies in May 2005, Ms. DiGeso was Managing Partner, Human Capital, responsible for global human resources at PricewaterhouseCoopers, a worldwide professional services firm with over 125,000 employees in 142 countries. She has also served as President of Popular Club, Inc., a direct marketing/sales subsidiary of Macy's, Inc., and held a number of executive management positions at Mary Kay Inc., including that of Chief Executive Officer. Earlier in her career she held positions of increasing responsibility at Bankers Trust Company, the American Express Company and Olivetti Corporation of America. She worked previously at The Estée Lauder Companies as Executive Director of Human Resources. Ms. DiGeso is a

Pennsylvania State University (Penn State) Alumni Fellow. She holds a Bachelor of Science degree from Penn State and an MBA from Fordham University.

Ms. DiGeso has enjoyed a career that includes being the chief executive officer of a global company and managing the complex human capital needs of large multinational companies. As a result, she has developed a strong understanding of: global operations; marketing and brand management; and strategic planning in the consumer products, financial services and direct selling industries. In addition, she has extensive experience with: executive compensation programs; succession planning; talent recruitment and development; and corporate governance. Ms. DiGeso's background and experience is valuable to the Board as it oversees Ameriprise's operations abroad, responds to developments in executive compensation, and continues to enhance its corporate governance framework. In particular, Ms. DiGeso's deep experience with human capital issues helps the Board advise management on talent recruitment and development, both at the corporate level and with experienced advisor recruitment.

Lon R. Greenberg:    Age 65, director since June 7, 2011. Mr. Greenberg is the Chairman Emeritus and former Chairman and Chief Executive Officer of UGI Corporation. UGI Corporation is an international distributor and marketer of energy products and services including propane, butane, natural gas and electricity. Mr. Greenberg joined UGI in 1980 and held various positions until he became CEO in 1995, a position he held through April 2013. As of January 28, 2016, Mr. Greenberg retired as Chairman of UGI Corporation and AmeriGas Propane, Inc. (a subsidiary of UGI Corporation). Prior to joining UGI, Mr. Greenberg received his B.S. in Economics from The Wharton School of the University of Pennsylvania. He continued his education at Villanova Law School and the Harvard Business School's Advanced Management Program. After clerking for the Superior Court of Pennsylvania, he joined the law firm of Morgan Lewis. Mr. Greenberg also serves on the boards of directors of AmerisourceBergen Corporation and Aqua America, Inc. In addition, Mr. Greenberg serves on the boards of these organizations: Temple University and Temple University Health System (he currently serves as Chairman); and United Way of Greater Philadelphia and Southeastern New Jersey. Mr. Greenberg is a former Chairman of the World LP Gas Association and currently serves as its Treasurer and a member of its Board of Directors.

Mr. Greenberg, who is an attorney-at-law, served as the chairman and chief executive officer of a public company for 20 years. He has broad experience with the financial, risk management, operational, regulatory and corporate governance issues affecting a public company and its shareholders. Mr. Greenberg also has significant experience in mergers and acquisitions, both in the United States and abroad, which will enable him to provide valuable advice and insights on future transactions to the Board and management.

Siri S. Marshall:    Age 67, director since September 30, 2005. Ms. Marshall is the former Senior Vice President, General Counsel and Secretary and Chief Governance and Compliance Officer at General Mills, Inc. Prior to joining General Mills in 1994, Ms. Marshall was Senior Vice President, General Counsel and Secretary of Avon Products, Inc. Ms. Marshall is also a director of Equifax, Inc., Alphatec Holdings, Inc., the Yale Center for the Study of Corporate Law and Direct Relief. She has previously served as a director of NovaCare, Inc., Jafra Cosmetics International, Snack Ventures Europe, BioHorizons, Inc. and the American Arbitration Association. She has also served as a member of The New York Stock Exchange Legal Advisory Committee. Ms. Marshall was the recipient of the Sandra Day O'Connor Board Excellence Award in 2011.

Ms. Marshall is an attorney-at-law and former general counsel, chief governance officer, and compliance officer at a Fortune 500 company. As a result, she is very familiar with the broad range of executive leadership issues at large public companies, and in particular, legal, regulatory, and corporate governance challenges. With her broad experience and involvement in corporate governance, she keeps the Board informed on current trends, the approaches taken by other companies to shareholder concerns, and emerging board practices. She has also offered insights into executive succession planning and communications with institutional shareholders and proxy advisory firms.

Jeffrey Noddle:    Age 69, director since September 20, 2005. Mr. Noddle served as Chairman of the board of directors of SUPERVALU INC. from 2002 until he retired in 2010. Previously, Mr. Noddle also served as Chief Executive Officer of SUPERVALU since 2001. Prior to that time, Mr. Noddle held a number of other leadership positions at SUPERVALU, including President and Chief Operating Officer from 2000-2001, Corporate Executive Vice President and President and Chief Operating Officer of SUPERVALU's distribution food companies, Corporate Vice President — merchandising and President of the company's Fargo and former Miami divisions. Mr. Noddle serves as a member of the boards of directors of The Clorox Company and Donaldson Company, Inc. He is also a former chairman of the Food Marketing Institute.

Mr. Noddle's service as the chairman and chief executive officer of a Fortune 500 company provided him with valuable experience in a number of areas that are important to the Company, including: mergers and acquisitions, including integration planning and execution; shareholder relations and communications; corporate governance issues; executive officer succession planning; balance sheet management; financial reporting; and long-range planning. He also has contributed to the Board's knowledge of the director recruitment process as it continues to review the current composition and needs of the Board.

H. Jay Sarles:    Age 71, director since September 30, 2005. Mr. Sarles is retired, having most recently served as Vice Chairman of Bank of America Corporation. Prior to that, he served as Vice Chairman and Chief Administrative Officer of FleetBoston Financial with responsibility for administrative functions, risk management, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet's businesses at one time or another, including the company's wholesale banking businesses from 2001 to 2003. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses. Mr. Sarles is also a member of the board of directors of AvalonBay Communities, Inc. Mr. Sarles previously served on several other boards in the financial services industry.

Mr. Sarles has four decades of experience in the financial services industry. As an executive officer at Bank of America Corporation and FleetBoston Financial, he oversaw a wide range of businesses and functions, including technology and operations, treasury services, corporate strategy, mergers and acquisitions and investment banking. As a result, Mr. Sarles makes a valuable contribution to the Board in areas that include balance sheet management, financial reporting and disclosure, risk management, the integration of acquisitions, and long-range planning. Mr. Sarles also serves on several other boards of directors, which allows him to bring a broad perspective on board-related matters to our Board of Directors.

Robert F. Sharpe, Jr.:    Age 64, director since September 30, 2005. Mr. Sharpe retired in November 2010, having most recently served as a senior advisor to ConAgra Foods, Inc. Previously, he had served in a variety of senior positions with ConAgra since November 2005, including President of Commercial Foods since 2008 and Chief Administrative Officer since 2009. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior to that, he served as Senior Vice President — Public Affairs, Secretary and General Counsel for PepsiCo, Inc. from 1998 to 2002. Previously, Mr. Sharpe was Senior Vice President and General Counsel for RJR Nabisco, Inc. Mr. Sharpe is a former member of the board of directors of Swedish Match AB.

Mr. Sharpe, who is an attorney-at-law, has been responsible for a wide range of functions as an executive officer and general counsel of Fortune 500 companies. His day-to-day experience with the current financial, legal, regulatory and operational issues facing public companies has been valuable to the Board. Mr. Sharpe offers an informed perspective on executive compensation programs to the Board and has advised it on communications with our institutional shareholders. In addition, he has a sound understanding of risk management, financial reporting and disclosure and corporate governance issues.

Item 2 — To Approve the Compensation of the Named Executive Officers by a Nonbinding Advisory Vote

At our 2011 annual meeting, our shareholders strongly supported the Board's recommendation that a nonbinding advisory vote to approve the compensation of the named executive officers be held annually. As a result, you'll again have the chance to vote on this proposal at our 2017 annual meeting. At the 2017 annual meeting, you will also have another opportunity to vote on how frequently you would like this proposal to be presented to shareholders.

At our April 2010 annual meeting, we voluntarily gave our shareholders the opportunity to cast a nonbinding advisory vote on our executive compensation philosophy, objectives, and policies.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was signed into law. Among other things, the Dodd-Frank Act requires us to provide shareholders a separate nonbinding advisory vote to approve the compensation of our named executive officers. The named executive officers are the five officers identified in the Summary Compensation Table on page 52 of this proxy statement. We most recently held such a vote at our 2015 annual meeting in the manner required by the rules of the Securities and Exchange Commission.

The Compensation and Benefits Committee will review the results of the vote on this proposal carefully with the aid of its independent compensation consultant. Depending upon the results of that review, the committee will take such action, if any, as it deems appropriate. Because this vote is advisory, however, it is not binding on us, our Board of Directors, or the Board's Compensation and Benefits Committee. Also, a negative vote will not overrule any decision made by the Compensation and Benefits Committee.

Before you vote on the resolution below, please read the entire Compensation Discussion and Analysis beginning on page 33 carefully. The Compensation Discussion and Analysis contains important information about our executive compensation program. It also explains how and why the Compensation and Benefits Committee made specific decisions about the named executive officers' compensation for their 2015 performance. The final section of the Compensation Discussion and Analysis on page 52 describes the committee's consideration of the results of the vote on this proposal at our 2015 annual meeting.

You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

The Board of Directors recommends a vote "FOR" the following nonbinding advisory resolution. Proxies will be voted "FOR" the resolution unless otherwise specified:

  RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, in the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

Item 3 — Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2016

PricewaterhouseCoopers LLP was our independent accounting firm for the 2015 fiscal year and the Audit Committee has engaged the firm for our 2016 fiscal year. We disclose the fees paid to PricewaterhouseCoopers LLP for their services in our 2014 and 2015 fiscal years in this section.

On December 1, 2015, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee confirmed its decision to appoint PricewaterhouseCoopers at the committee's meeting held on February 25, 2016.

We provide important additional information about the Audit Committee's oversight of PricewaterhouseCoopers in the External Auditors section on page 16. We are asking shareholders to ratify the committee's engagement of PricewaterhouseCoopers, subject to the limitation stated in the last sentence of this paragraph. The members of the Audit Committee and the Board of Directors believe that the continued engagement of PricewaterhouseCoopers as our independent registered public accounting firm is in the best interests of the Company and its shareholders. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms for 2016. The Audit Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following presents the aggregate fees billed for professional services by PricewaterhouseCoopers, the Company's independent registered public accounting firm for the year beginning January 1, 2015, in fiscal year 2015, and for the year beginning January 1, 2014, in fiscal year 2014, for these various services:

Description of Fees	Fiscal Year 2015 Amount	Fiscal Year 2014 Amount

Audit Fees	$9,367,000	$9,404,000
Audit-Related Fees	2,101,000	2,747,000
Tax Fees	2,948,000	2,245,000
All Other Fees	260,000	60,000

Total	$14,676,000	$14,456,000

Audit Fees.    The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    The audit-related fees set forth above consist of fees for attest, assurance and related services that were reasonably related to the performance of the audit or review of the Company's internal controls, including custody rule examinations, service organization control reports, comfort letters, employee benefit plan audits and agreed upon procedures engagements.

Tax Fees.    The tax fees set forth above consist of fees for tax services during each fiscal year. Of the $2,948,000 in 2015 tax fees, $2,703,000 was paid for tax planning and consulting services and $245,000 was paid for tax preparation services.

All Other Fees.    All other fees set forth above consist of fees for miscellaneous advisory and consulting services other than audit, audit-related or tax services.

Services to Associated Organizations

PricewaterhouseCoopers also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $9,674,000 and $9,246,000 for services provided by PricewaterhouseCoopers in 2015 and 2014, respectively, primarily for performing audits and tax compliance services for mutual funds, collective funds, and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company's independent registered public accounting firm are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by the Company's independent registered public accounting firm require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee.

The procedures require all proposed engagements of the Company's independent registered public accounting firm for services of any kind to be directed to the Company's general auditor and then submitted for approval to the Audit Committee or to the Audit Committee chairman prior to the beginning of any services. The Audit Committee has delegated such approval authority to its chairman, to be exercised in the intervals between committee meetings.

In 2015, 100% of the services provided by PricewaterhouseCoopers for the Company and its subsidiaries were pre-approved by the Audit Committee or its chairman.

The Board of Directors recommends a vote "FOR" the following resolution. Proxies will be voted "FOR" the following resolution unless otherwise specified:

  RESOLVED, that the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2016 is ratified.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis that follows this report. Based upon that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in this proxy statement.

MEMBERS OF THE COMMITTEE: Jeffrey Noddle, Chairman Amy DiGeso Lon R. Greenberg Siri S. Marshall Robert F. Sharpe, Jr.

Compensation Discussion and Analysis

Introduction

In this section of the proxy statement, we describe the material elements of the compensation program for our executive officers, including those identified in the Summary Compensation Table on page 52, who are called named executive officers. We also provide an overview of our executive compensation philosophy and explain how and why our Board's Compensation and Benefits Committee arrives at specific compensation policies and decisions.

The Corporate Governance Framework of Our Executive Compensation Program

Our executive compensation program operates within a corporate governance framework that is designed to ensure independent oversight, objective advice and analysis, appropriate risk management, and transparency. These are some of the key elements of that framework, and you can find additional details later in this Compensation Discussion and Analysis:

•
The Compensation and Benefits Committee is composed solely of independent directors;

•
The committee has retained Frederic W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. Under the committee's written charter, the compensation consultant reports directly to the committee. The committee is solely responsible for the appointment, oversight, compensation, evaluation, retention, and termination of Cook or any other consultant or advisor. More details about the committee's independent compensation consultant are provided beginning on page 14;

•
We explain how and when the committee grants equity awards on our website, together with a schedule of anticipated award dates for equity-based grants for the current year;

•
The committee is prohibited from repricing stock options (including the cash buyout of underwater stock options) without shareholder approval;

•
None of our executive officers has an employment agreement with the Company;

•
We prohibit our executive officers from hedging against a decline in the value of our stock, and from pledging our stock as security for a loan;

•
Our executive officers are subject to robust stock ownership and retention guidelines, which were reviewed by Cook and revised by the committee most recently in October 2014;

•
The post-employment provisions of our executive compensation program are aligned with market trends and best practices, including not providing "gross up" payments for the potential excise tax on "parachute payments" under Section 280G of the Internal Revenue Code;

•
During 2015 we continued to examine the subject of risk and incentive compensation. When appropriate, the committee considers risk in its decisions related to executive compensation and the findings from our ongoing analyses are detailed on page 48;

•
The committee has a clawback policy for all named executive officers and other executive officers, which specifies the circumstances under which the committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted on or after January 1, 2011; and

•
Our incentive compensation program includes both short-term annual cash incentives and long-term equity incentives, including performance shares. We determine the incentive awards for our named executive officers using a rigorous and objective framework as described beginning on page 35.

 The Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee of our Board of Directors oversees our executive compensation program. The committee operates under a written charter approved by the Board, and only independent directors are eligible to serve on the committee. We provide important information about the committee's authority, the extent to which it may delegate its authority to other persons, and its processes and procedures in the section of this proxy statement captioned "Compensation and Benefits Committee" beginning on page 13. That section also includes additional information about the role of our executive officers in recommending the amount or form of executive compensation, and the role of the independent compensation consultant used by the committee during 2015. In 2013, the committee approved a new Compensation Advisor Policy that is discussed in that section. Among other things, the policy establishes independence standards for the committee's consultant. Cook is engaged exclusively by the committee with respect to executive compensation matters and does not provide any other services to management or the Company. The committee considered the independence of Cook under the applicable Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards and concluded that there was no conflict of interest.

Our Executive Compensation Philosophy

A talented, motivated and experienced workforce is essential to the success of any company. That is true at Ameriprise Financial for all employees, including our executive officers. Just as we compete with other companies for clients in the financial services marketplace, we also compete with other companies in the labor marketplace for employees with the talent, knowledge, integrity, and proven ability to produce results. The overall objective of our executive compensation program is to promote the long-term best interests of our shareholders by attracting and retaining effective, stable, and motivated leadership.

Considering all of these factors, the committee established and maintains an executive compensation philosophy based on the following core principles:

•
Executive officers' compensation must be aligned with the long-term best interests of our shareholders;

•
Our executive compensation program must be competitive enough to attract and retain executive officers who can achieve the Company's strategic goals and create long-term shareholder value;

•
An executive officer's compensation must be appropriate in light of his or her experience, responsibilities, and performance; and

•
There should be strong alignment between the total direct compensation that an executive officer earns and Company, business, and individual performance. The amount an executive officer earns should depend to a significant degree upon how well the Company and the executive officer perform against performance measures that are aligned with shareholder interests.

The committee does not consider gains or losses from long-term and equity incentive awards made in prior years, such as stock option exercises and restricted stock vesting, in determining new incentive awards. The committee believes that reducing or limiting current stock option grants, restricted stock awards or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Similarly, the committee does not consider a loss of value in prior equity awards in determining new incentive awards. Our severance and change-in-control plans, which we discuss in detail beginning on page 62, do not affect the committee's decisions regarding other elements of compensation. Those plans serve very specific purposes that are unrelated to the determination of a named executive officer's total direct compensation for a specific year.

 Compensation for the Named Executive Officers Based on 2015 Performance

The committee has designed our executive compensation program to reflect our executive compensation philosophy. The committee has continued to evolve the program over time based in part upon the advice of its independent consultant to reflect best practices in executive compensation, simplify the overall plan design and further strengthen the alignment between shareholder and management interests. In 2010, changes to the program included the creation of the Performance Share Plan. In 2011, further refinements included the addition of relative weights to our key financial metrics to better define each metric's impact in determining total direct compensation for our named executive officers. In 2012, the committee reduced several components of the severance and change-in-control programs for all of our executive officers, lowering the potential future benefits under these programs. In 2014, the committee increased the CEO stock ownership holding requirement and made some other revisions to the ownership guidelines. All of the program components are described in detail in the following pages.

In making its annual compensation decisions, the committee reviews the total direct compensation for each of our named executive officers, as well as the aggregate value of the total incentives being awarded. We use the term "total direct compensation" to refer to the sum of base salary and total incentives. We use the term "total incentives" to refer to the sum of the annual cash incentive award and the long-term incentive award. As discussed below, the majority of our named executive officers' compensation is composed of performance-based incentives. If performance merits, the committee approves a total incentive pool shortly after the end of each year. The amount of this pool is based on two factors. The first factor is the committee's assessment of the Company's financial performance and strategic and business accomplishments for the prior year. The second factor is the target total incentive pool for executive officers, including the named executive officers, which is based on competitive market data provided to the committee by its independent compensation consultant. We discuss the performance assessment process for 2015 below, including the nature and use of market compensation data.

The committee establishes financial performance goals each performance year. These goals are not intended to be a prediction of how the Company will perform during the performance year or in any future period. The committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about our future financial performance or operating results. We strongly caution you not to take the financial performance metrics or strategic and business accomplishments disclosed below as a form of guidance, because they are not intended to be such. You cannot rely on any of the disclosures contained in the Compensation Discussion and Analysis as a prediction of the Company's future performance.

The committee follows a four-step process for determining the total direct compensation of our executive officers, including the named executive officers. As explained below, the committee will: assess performance results; determine the size of the total incentive pool; allocate individual awards; and determine the compensation mix.

Step 1: Assess Performance Results

In this section, we highlight the key financial, strategic and business metrics that the Compensation and Benefits Committee used to determine the total incentive pool for our named executive officers. For 2015, the committee weighted financial performance at 70% and strategic and business accomplishments at 30% in assessing the Company's overall performance. Financial performance is weighted at 70% to reflect the committee's view that these objective measures are the most important indicators of the Company's success. Strategic and business accomplishments are weighted at 30% because the committee believes it is important to assess key accomplishments that may contribute to the achievement of our long-range plan. These weightings are unchanged from the prior year.

We use non-GAAP measures in the Compensation Discussion and Analysis. The appendix to this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015, at page 74, provide GAAP to Non-GAAP reconciliations.

We believe that operating measures, which exclude: net realized investment gains or losses, net of the related deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on variable annuity guaranteed benefits, net of hedges, and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating consolidated investment entities ("CIEs"), best reflect the underlying performance of our core operations and facilitate a more meaningful trend analysis. We use certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Throughout the Compensation Discussion and Analysis, these non-GAAP measures are referred to as operating measures.

2015 Performance

In 2015, Ameriprise delivered solid results in an increasingly difficult market environment, reflecting continued progress against our long-term strategy and objectives and adding to our strong results in prior years. Throughout the year we continued to make strategic investments and operational enhancements in the business, which benefit our clients and shareholders and help drive the achievement of our longer-term growth objectives.

Our 2015 financial results were modestly favorable to our plan targets:

2015 operating results compared to 2014
• Net revenues	$11.7 billion, up 1%
• Earnings	$1.7 billion, up 3%
• Earnings per diluted share	$9.32, up 9%
• Return on equity (excluding AOCI)	24.3%, up from 23.0%

The committee evaluated the Company's overall performance rating for 2015 as a 2.5, which is modestly above target performance (2.8 financial performance × 70% + 1.9 strategic and business accomplishments × 30% = 2.5). Below we explain how the committee arrived at those ratings.

Financial Performance

The committee evaluates our financial performance based on five weighted operating financial metrics, as originally approved in the 2015 plan. The 2015 plan and actual results for these metrics are shown below. A rating of "3" represents performance at target. Ratings of "1" or "2" are above target, with "1" being the highest possible rating and ratings of "4" and "5" are below target.

Operating Metrics	Financial Weighting	2015 Actual ($ in millions)	2015 Plan ($ in millions)	Rating

Net revenues	15%	$11,734	$11,812	3.1
Earnings	25%	$1,716	$1,797	3.5
Earnings per diluted share	20%	$9.32	$9.60	3.3
Return on equity excluding AOCI	20%	24.3%	24.2%	2.9
Balance sheet quality	20%			1.0

Overall Weighted Financial Rating				2.8

Based upon this financial performance, the committee evaluated the combined weighted financial rating for 2015 as 2.8, which is modestly favorable to targeted performance.

Ameriprise delivered good financial results in an increasingly difficult market environment in 2015, driven by consistent execution against our strategic priorities as part of our long range plan, further strengthening of our Enterprise Risk Management ("ERM") capabilities and balance sheet fundamentals, and continued investment in the business for growth. We delivered these results despite market volatility, which suppressed equity market growth versus our planned expectations. This environment also negatively impacted client activity levels across the industry and at Ameriprise. In the year, continued low interest rates also pressured our results, particularly relative to our plan which included a projected increase in short-term interest rates in the second half of the year that did not materialize.

Consistent with our long-term strategic goals, Advice & Wealth Management and Asset Management continue to serve as the primary growth drivers for Ameriprise. As we continue to focus on more rapidly growing these businesses while maintaining a stable base in Protection and Annuities, the earnings contribution from Advice & Wealth Management and Asset Management continues to rise, representing 66% of Ameriprise pretax operating earnings, up from 64% last year.

Our continued strength and growth of our lower capital businesses enabled Ameriprise to generate significant free cash flow which we were able to return to shareholders while at the same time continuing to invest in the business.

From a balance sheet perspective, in 2015 we continued to improve our ERM capabilities and drive our long-term shareholder value proposition. ERM improvements and accomplishments are highlighted below:

•
Maintained competitive investment yields while preserving our strong asset quality and Asset Liability Management position;

•
Introduced and socialized enhanced change management capabilities for large initiatives and operational changes;

•
Implemented new international legal entity structure to improve financial flexibility and tax planning;

•
Continued strengthening of Enterprise Risk Management rating at S&P; and

•
Implemented well-defined macro hedge analysis to protect variable annuity related capital volatility.

Our overall balance sheet strength improved as noted by the following key balance sheet elements as of year-end 2015:

•
Further strengthened our excess capital position, ending 2015 at approximately $2.5 billion;

•
Maintained strong liquidity, with $2.4 billion of total enterprise cash and cash equivalents;

•
Maintained a high-quality, diversified investment portfolio; and

•
Achieved very strong hedging effectiveness of 95%.

At the same time, we returned $2.1 billion to shareholders. 2015 was the fifth consecutive year we returned more than 100% of operating earnings to shareholders, with 125% returned during the year. The components of our capital return to shareholders are as follows:

•
Repurchased 13.9 million shares of common stock during the year for $1.7 billion; and

•
Increased our quarterly dividend by 16% — the eighth increase since 2010 and tenth over the past 10 years — paying a total of $474 million in dividends during 2015.

Relative to previous years of significant outperformance, Ameriprise total shareholder return ("TSR") was negatively impacted in 2015 (18%) by investor uncertainty associated with the impact to all of its segments associated with potential regulation being proposed by the Department of Labor. Over the longer-term horizon, Ameriprise TSR remains exceptionally strong with total five-year return at 106% and total return since the time of spin at 259%. Although this performance is lower than some of the broader financial services indexes outlined below, when compared more specifically to the individual performance of other Asset Management and Life competitors, current year Ameriprise TSR performance is more in-line.

Total Shareholder Return 2015	Total Shareholder Return Since 12/31/10

Strategic and Business Performance

We made significant progress against our four major strategic focus areas:

1)
Drive profitable growth of our Advice & Wealth Management franchise:

  Advice & Wealth Management delivered solid results in 2015 and continues to be our strongest performing segment. Our emphasis was on continuing to help advisors implement and offer our Confident Retirement® approach to ensure a consistent client experience around advice, deepening of current client relationship and engagement of prospective clients. Our advisor force remains strong and our efforts to grow our advisor force — in number, quality and productivity — were very successful. In addition, we drove more consistent execution of our target client and advisor experience to reduce costs and increase advisor time for efficient and productive client acquisition and engagement. The following are key highlights:

    •
    Grew the quality of our mass affluent and affluent client relationships with an 8% increase in acquisition of new mass affluent and affluent clients;

    •
    Achieved record advisor productivity with operating net revenue per advisor increasing to $514,000;

    •
    Increased our advisor force with strong recruiting and retention with 347 experienced advisors joining Ameriprise, the successful integration of the JHS acquisition, advisor retention of 93% overall, and 98% retention of high-performing advisors;

    •
    Continued to drive improvements across platform capabilities to enhance our targeted client and advisor experience including launching improvements to online functionality, content and processes, and improving our team-based advisor experience to drive greater productivity and efficiency; and

    •
    Garnered external recognition for customer-centric approach and overall customer experience:

    –
    Rated Tops in retirement income plan quality among full service financial advisors and broker dealers (2014 Hearts & Wallets);

      –
      Highest Forgiveness Rating — Investment firm category for third consecutive year (2015 Temkin Study);

      –
      Top 5 for Trust — Investment firm category (2015 Temkin Study);

      –
      # 1 in Financial Stability for advisor led firms*;

      –
      # 1 in Retirement Planning Services for advisor led firms*;

      –
      # 3 in Quality of Investment Advice among regional/independent firms*;

      –
      # 2 most influential brokerages in social media (Wealthmanagement.com); and

      –
      Earned nine awards for excellence from Financial Communications Society.

      *Market Strategies International. Cogent ReportsTM. Investor Brandscape®, September 2015.

2)
Profitably grow client assets that we advise, manage and protect across a range of solutions:

  Advice & Wealth Management

  In Advice & Wealth Management, we drove strong client flows through our focus on growing cash sales and asset balances across all solutions, expanding managed accounts offerings and continuing to evolve our array of offerings. We achieved wrap net flows of $11.2 billion and grew our brokerage cash 15% and certificate business 15%, despite continued challenges associated with historically low short term interest rates. We continued to evolve and enhance our solution offerings as well as ensured strong retention of existing assets and product balances.

  Asset Management

  In Asset Management, we focused on executing our strategy and delivering for our individual and institutional clients. While we remained in net outflows, we generated solid financial results and earnings largely due to our disciplined expense management. Key highlights and challenges of our results include:

    •
    Delivered competitive investment performance with 116 out of 182 Funds earning an overall Morningstar Rating of 4 or 5 stars as of year-end 2015;

    •
    Built stronger and more competitive franchises across targeted product lines, including launching new funds in North America, redesigning existing funds and beginning to grow clients and assets in solution offerings introduced last year;

    •
    Strengthened operational capabilities across global asset management. Key actions included: implemented revised and aligned global and regional governance model; implemented Commercial Viability framework as our new operating model; and pursuing a strategic build out of infrastructure in support of our solutions business;

    •
    Net flows were negatively impacted by significant equity market volatility and the associated impacts on client activity levels, as well as a few areas of elevated outflows — this included ongoing low-fee outflows from large pools of assets we manage for former parent or former parent affiliated companies that are consistent with the structures of the books, as well as in the Acorn Fund and from a large institutional client who redeemed assets for liquidity purposes; and

    •
    Continued to make progress in key retail and institutional distribution channels that will drive future growth.

  Protection and Annuities

  We continued to meet clients' longer term financial security needs through protection and annuity offerings. Our focus remains on retaining and growing annuity assets and protection in force across our full suite of solutions by delivering competitive solutions within our targeted risk and return objectives.

  Our variable annuity cash sales of $5.2 billion exceed last year. We successfully achieved our goal of growing the sales of annuity solutions without a living benefit with sales of variable annuities without living benefits increasing as a percentage of sales. We launched new withdrawal benefits — with choice as well as enhanced our legacy death benefit adding choice. Lastly, we improved annuity conservation efforts, with improved results in outbound calling and 90-day retention.

  In our Life & Health insurance business, life insurance in-force grew to $196.3 billion by driving greater awareness and utilization of our new Multi-Index Universal Life and other solutions. We continued to evolve and enhance our products including launching our new disability income product suite in May, repricing and broadening our Term portfolio and launching Second to-Die DB-UL product, which was re-priced to improve profitability in the low interest rate environment.

  In our Auto & Home business, we continued to drive strong client satisfaction and retention and have good relationships with our affinity partners. We controlled growth this year while working to enhance business performance. Like others in the industry, we experienced higher auto liability expenses during the year. We also increased expenses related to developments in claims for prior periods and added to reserves. To address the underperformance, we added resources and are enhancing pricing, underwriting and claims management. While we are seeing some initial improvement, we recognize that it will take time for the benefits to be fully realized.

3)
Invest for growth and re-engineer:

  Our 2015 focus was on implementing core analytic techniques for value driven decisioning, transparency and monitoring capabilities to better enable fact-based tradeoff decisions.

    •
    Invested $235 million in our core businesses to meet infrastructure needs, sustain growth and improve competitive positioning. These included expanded cybersecurity defenses, systems, website and operational enhancements, product development and expansion, and the launch of the Columbia Threadneedle Investments brand; and

    •
    In 2015, re-engineering actions resulted in $114 million in savings. Our re-engineering efforts focused on driving continued efficiency in Ameriprise's operating model in support of business plans, reduced risk, and improved transparency into financial and operational business drivers. Our consistent discipline on re-engineering has enabled us to continue to invest in the business for long-term growth.

4)
Engagement, development and retention of talent:

  In 2015, we continued to focus on our values, executional excellence and leadership expectations to engage employees and ensure a strong cultural foundation in the 19 countries in which we operate. Accomplishments included:

    •
    Achieved industry-leading employee engagement, leadership effectiveness and high performer retention results:

    –
    Annual Engagement survey results were excellent, leading comparison to industry peers;

    –
    Continued to strengthen our diverse and high performing workforce, with emphasis on employee development and acquisition of talent with complimentary skill sets;

      –
      Excellent high performer retention, exceeding industry norms;

      –
      Earned a 100% rating on the Corporate Equality Index by the Human Rights Campaign for the eighth consecutive year;

      –
      Named a Yellow Ribbon Company by the state of Minnesota; and

      –
      Named a Military Friendly® Employer by Victory Media and G.I. Jobs® for second consecutive year.

    •
    Maintained focus on executional excellence, our inclusive culture and competitive employee value proposition; and

    •
    Donated over $13 million and 80,000 volunteer hours in support of more than 6,500 nonprofits through our philanthropic programs and the efforts of our employees and advisors.

Based upon this strategic and business accomplishments performance, the committee evaluated the combined weighted strategic and business accomplishments rating for 2015 as 1.9, which is above target performance.

The committee evaluated the Company's overall performance rating for 2015 as a 2.5, which is modestly above target performance (2.8 financial performance × 70% + 1.9 strategic and business accomplishments × 30% = 2.5).

The committee reviews both financial performance and strategic and business accomplishments on an annual basis to ensure alignment with the Company's annual and long-range business plans. Financial performance is evaluated on an operating basis, which excludes: net realized investment gains or losses, net of the related DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on variable annuity guaranteed benefits, net of hedges, and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating CIE's. See the reconciliation of certain non-GAAP measures in the appendix to this proxy statement. Financial performance for 2015 also took into consideration impacts related to annual DAC unlocking relative to our planned expectations.

Review of Financial Results.    The committee relies on the Board's independent Audit Committee to review and confirm the financial results used in the assessment of 2015 performance. The Compensation and Benefits Committee conducted its review of performance and approved the incentive awards at its meeting on January 26, 2016.

Step 2: Determine the Size of the Total Incentive Pool

Each year the committee establishes the size of the target total incentive pool. This pool is used to help determine total incentive awards consisting of annual cash incentives, performance shares, restricted stock awards and stock options for the named executive officers, as well as other key executive officers. This target pool is determined with the assistance of the committee's independent consultant as described in the section titled "Market Compensation Data". The total target incentive pool for the named executive officers in 2015 was approximately $26.4 million.

The committee's assessment of the Company's performance determines the extent to which the target total incentive pool is funded below, at, or above target.

As described in the previous section above, the Company's overall performance rating for 2015 was a 2.5. As indicated by the following incentive leverage grid approved by the committee, a rating of a

"2.5" equates to total incentive funding of 125% of target. The actual total incentive pool for 2015 of $31.8 million is less than 125% of the target pool because no incentive award leverage is applied to the performance share component of the award. This has the effect of lowering the funded total incentive pool in years of above target funding leverage. The incentive leverage grid shown below is a guideline for the committee to use to determine funding levels, and the committee retains discretion to approve a funding level that is above or below the guideline value in any given year. For 2015, the committee did not apply this discretion.

Performance Rating	1	2	3	4	5
Funding level as a percentage of the total incentive pool target amount	200%	150%	100%	50%	0%

For the named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code, the maximum amount that can be paid to an individual as an annual cash incentive and restricted stock award is limited to a percentage of the pool. There is no minimum funding level for the total incentive pool. Depending upon the committee's assessment of the Company's performance in the context of the year's operating environment, the committee may decide not to fund any components of the total incentive compensation pool for the named executive officers.

Step 3: Allocate Individual Awards

Our chief executive officer discusses the performance of and recommends to the committee total direct compensation for each other named executive officer. The chief executive officer's performance assessment for each other named executive officer is based on the following factors, among others, depending on the officer's job responsibilities: the officer's contribution to the Company's financial performance and strategic and business accomplishments; demonstrated leadership ability; the engagement and talent development of their employees; adherence to ethical, legal, and regulatory standards of conduct; risk management skills; improvements in technology and service delivery; and the safety and soundness of the business or staff function's operating environment. None of these factors was assigned a specific target or weight in determining individual awards. Rather, the committee uses a holistic approach in considering these performance factors when allocating individual awards from the approved total incentive pool.

The committee evaluates the performance of our chief executive officer based largely on the assessment of the Company's performance as described in the section above captioned "Assess Performance Results."

Before the committee approves the chief executive officer's compensation, the committee discusses its recommendations with the other independent directors in an executive session of the Board. Our chief executive officer is not present for these discussions. This process allows the chairman of the committee to explain the committee's basis for its recommendations to the independent directors who are not committee members. It also allows other directors to make comments and ask questions before the committee members conduct a final vote on the chief executive officer's compensation.

The aggregate amount of the annual cash and long-term incentive awards that the committee approves for the chief executive officer and the other executive officers cannot exceed the amount approved by the committee for the total incentive pool. The committee may exercise its discretion to award less than the amount available for any named executive officer or the named executive officers as a group. The committee also has the discretion to make no such awards.

Step 4: Determine the Compensation Mix

The committee generally believes that total compensation for its named executive officers should be targeted, on average, as illustrated in the following charts. We set base salary for our executive officers to be competitive in the market and to allow us to attract and retain executive talent. The majority of target total direct compensation for our named executive officers (nearly 90%, on average) is comprised of annual cash and long-term incentives. We provide an annual cash incentive award opportunity to our executive officers to motivate and reward them for the accomplishment of key annual goals.

We provide a long-term incentive opportunity — via restricted stock ("RSAs"), performance shares ("PSUs"), and stock options — to our executive officers to align their long-term interests with those of shareholders, and to help retain valuable executive talent. Total incentive compensation is generally split evenly between annual cash and long-term incentives at target. All incentive awards are funded from the total incentive pool and are based on performance.

The actual mix of compensation awarded to our named executive officers will vary from the above charts based on each executive officer's position and Company, business, and individual performance. For example, a year with very strong performance will tend to have a higher mix of incentive compensation, while a year with relatively lower performance will have a lower mix of incentive compensation. The performance share award value is established and delivered as a fixed percent of the target total incentive award at the start of the performance year. As a result, the relative portion of performance share units awarded in the long-term incentive mix may vary from year to year. The committee regularly reviews compensation mix trends and may change the targeted mix from year to year.

The range of the actual mix of compensation for 2015 delivered to our chief executive officer and other named executive officers is summarized below:

Base Salary	Annual Incentive Award	Long-Term Incentive Award
6 - 20% of total pay	42 - 49% of total pay	38 - 45% of total pay

The Company has not provided regular salary increases to its executive officers on an annual basis. In fact, Mr. Cracchiolo had not received a salary increase since 2010 prior to 2015. After review and consideration of competitive market movement, and in recognition of the Company's exceptional performance over the past several years, the committee approved salary increases for the named executive officers at its meeting held on January 27, 2015. The new salaries became effective as of January 5, 2015. The percentage and dollar amount of the named executive officer's salary increase is as follows: Messrs. Cracchiolo (8%, $75,000); Berman (4%, $25,000); Truscott (4%, $25,000); Moore (12%, $50,000); and Sweeney (10%, $50,000).

Performance Share Awards

In February 2016, the named executive officers received payouts corresponding to the performance share and unit awards that were granted in February 2013 for the three-year performance period ended

December 31, 2015. These awards were based on our performance relative to the established goals for earnings per share ("EPS") and return on equity ("ROE") shown below.

•
The first step in calculating the award payouts is to determine EPS and ROE results versus goal, and the corresponding payout leverage.

Payout Leverage	200%	150%	100%	50%	0%	Actual Result
EPS Goal CAGR	17.9%	15.9%	13.9%	5.9%	discretionary	18.6%

Payout Leverage	200%	150%	100%	50%	0%	Actual Result
Average ROE Goal	19.4%	18.6%	18.2%	15.1%	discretionary	22.3%
•
The second step in calculating the award payouts is to increase or decrease the payout leverage based on relative total shareholder return ("TSR") performance, subject to the maximum of 200% of target. For each percentile Ameriprise is above or below median of the total shareholder return of the S&P Financials Index, the leverage is increased or decreased by 1 percentage point, with an impact of no more than 25 percentage points.

Ameriprise TSR	S&P Financial TSR	Ameriprise rank	Ameriprise rank	TSR Modifier
81%	54%	14 of 85	16th %ile	+25pps

The final awards were paid at 200% of target — the maximum allowed under the plan. Because the awards were earned at maximum based on financial performance, the Company's strong relative total shareholder return performance did not increase payouts, which is illustrated in the table below.

Measure	Leverage Payout Earned	Weighting	Weighted Payout
EPS Goal CAGR	200%	x 0.50 =	100%
Average ROE Goal	200%	x 0.50 =	100%
		Initial Payout:	200%
		TSR Adjustment:	+25pps
		Adjusted Payout:	225%
		Final Payout:	200%(maximum)

The final award payments to the named executive officers are provided below. Further details regarding these awards will be reported in next year's proxy statement in the "Option Exercises and Stock Vested in 2016" table.

Name	Award at Target	Award at 200%
James M. Cracchiolo	33,011 shares	66,022 shares
Walter S. Berman	10,748 shares	21,496 shares
William F. Truscott	11,208 shares	22,416 shares
Colin Moore(1)	n/a	n/a
Joseph E. Sweeney	4,777 shares	9,554 shares
(1)
Mr. Moore received performance cash units instead of performance share units for 2013 since he did not participate in the performance share plan in that year.

Summary of Total Direct Compensation for our Named Executive Officers

The table below is not required by the rules of the Securities and Exchange Commission.    We are providing it as supplemental information and you should review the Summary Compensation Table on page 52 and the following tables for more information about the compensation of our named executive officers. The purpose of this table is to provide a clear picture of the named executive officers' total direct compensation for the 2015, 2014, and 2013 performance periods. The supplemental table below also differs from the Summary Compensation Table in that it omits the dollar amounts included in the Summary Compensation Table in the columns captioned "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" and "All Other Compensation." Those dollar amounts are unrelated to a named executive officer's performance in a given year and are therefore not included in total direct compensation.

The Securities and Exchange Commission's rule for when equity awards are reported in the Summary Compensation Table results in a one-year lag between the time the Compensation and Benefits Committee grants the awards and when they are reported in the Summary Compensation Table. For example, in January 2016 the committee approved equity awards for 2015 performance. As a result, the SEC's rule requires us to report those awards in the Summary Compensation Table that will be contained in our 2017 annual meeting proxy statement. The supplemental table below also differs from the Summary Compensation Table because we show the grant date fair value of equity awards based on the year of performance to which they relate.

We believe that the supplemental table below more clearly reflects our pay for performance philosophy and the compensation decisions made by the committee for the named executive officers for each performance year shown. As shown below, total direct compensation for each of our named executive officers was lower in 2015 based on Company performance. The year over year decreases in total direct compensation range from –23% to –33%.

	Performance Year		Salary	Annual Cash Incentive Awards	Long-Term Incentive and Equity Awards(2)	Total Direct Compensation

James M. Cracchiolo, Chairman	2015		$1,025,000	$8,148,000	$7,498,000	$16,671,000
and Chief Executive Officer	2014		$950,000	$11,685,000	$9,471,000	$22,106,000
	2013		$950,000	$10,890,000	$8,835,000	$20,675,000

Walter S. Berman, Executive Vice	2015		$675,000	$2,675,000	$2,461,000	$5,811,000
President and Chief Financial Officer	2014		$650,000	$3,800,000	$3,080,000	$7,530,000
	2013		$650,000	$3,532,000	$2,868,000	$7,050,000

William F. Truscott,	2015		$675,000	$2,258,000	$2,076,000	$5,009,000
CEO, Global Asset Management	2014		$650,000	$3,698,000	$3,079,000	$7,427,000
	2013		$650,000	$3,532,000	$2,868,000	$7,050,000

Colin Moore, Executive Vice	2015		$475,000	$2,344,000	$2,156,000	$4,975,000
President and Global Chief	2014		$425,000	$3,431,000	$2,974,000	$6,830,000
Investment Officer	2013		$425,000	$3,340,000	$2,735,000	$6,500,000

Joseph E. Sweeney, President,	2015		$550,000	$1,134,000	$1,044,000	$2,728,000
Advice and Wealth Management	2014	(1)	$500,000	$1,724,000	$1,398,000	$3,622,000
Products and Service Delivery	2013	(1)	$500,000	$1,600,000	$1,300,000	$3,400,000

(1)
Mr. Sweeney was not a named executive officer for the 2013 and 2014 performance years. This history is provided in this supplemental table for comparative purposes only and is not required in the Summary Compensation Table on page 52.

(2)
This column shows the grant date fair value for stock options and restricted stock awards, and the target value as of the grant date for performance share units.

Benefits and Other Compensation.    In addition to total direct compensation, our executive officers are eligible to participate in the health, welfare benefit and retirement programs of the Company on the same basis as other employees. We discuss the pension benefits available to our named executive officers on page 60.

Deferred Compensation Plan.    Executive officers and other eligible employees can elect to participate in a voluntary deferred compensation plan. Investment options under the plan include Ameriprise Financial share units and several of our mutual funds. Participants can defer up to 20% of their annual cash incentive awards earned for the prior year's performance and receive a Company stock match under the plan. The match is equal to 25% of the amount deferred. This match helps to encourage further investment in Ameriprise Financial by executives. The match is subject to a three-year cliff vesting requirement. Plan participants may elect to defer up to 50% of annual cash incentive awards into this plan, but any amount over 20% is not eligible for the match.

Perquisites.    The committee regularly reviews the type and amount of perquisites provided to our executive officers. We provide detailed information about this element of our executive compensation program for our named executive officers in footnote 4 to the Summary Compensation Table, on page 52.

Additional Information About Our Executive Compensation Program

As discussed above, the committee determined the 2015 incentive compensation for each named executive officer based on the established target total incentive pool, the incentive plan framework and weighted metrics, and 2015 performance. The committee also relied on guidance from Cook, its independent compensation consultant, in determining the funding level of the total incentive pool and the mix of cash and long-term incentives provided from the pool to each named executive officer. Cook provides the committee with updates on competitive market trends throughout the year.

Market Compensation Data

During 2015, Cook provided competitive market data to the committee, including a target total incentive pool with competitive range information above and below the market median.

The market median and market competitive ranges provided by Cook are based primarily on proxy disclosures for the competitive peer group shown below. Market data is also supplemented from time to time based on published survey data from third-party data providers such as McLagan and Mercer. The competitive peer group is evaluated by the committee on an annual basis taking into account the advice of its compensation consultant to confirm they are appropriate given our size, type and mix of business, and the industries we compete in for executive talent.

Ameriprise Financial is a leader in each of our core businesses: Advice & Wealth Management; Asset Management; and Protection and Annuities. There is no single company that is comparable to us in every respect.

Collectively, the competitive market data provides an important reference point and market check for the committee in determining how to position pay, and is an important input to the consultant's determination of market median and ranges above and below market median. This peer group has not changed since 2014.

Asset Management	Advice & Wealth Management	Protection and Annuities

Affiliated Managers Group	Bank of New York Mellon	Genworth Financial
BlackRock	Northern Trust	Hartford Financial
Franklin Resources Inc.	PNC Financial	Lincoln National
Invesco	Schwab (Charles)	MetLife
T. Rowe Price	State Street	Principal Financial
Prudential Financial
Unum Group

The peer group is one of a number of analytical tools and reference points used by the committee. The committee also reviews and considers historical compensation levels for the executive officer and guidance provided by the committee's compensation consultant. Depending upon the Company's financial results and strategic and business accomplishments and the officer's individual performance, a named executive officer's total direct compensation may be below, at, or above the median of the market range for the officer's position.

Risk and Incentive Compensation

The Compensation and Benefits Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. Management, including representatives from each of our material businesses, as well as our human resources, finance, internal audit and legal departments, conducted the annual internal review of our executive and non-executive incentive compensation programs, policies and practices. The results of this assessment are shared with the Compensation and Benefits Committee each year.

For 2015 management undertook a systematic, comprehensive review and analysis of the Company's incentive compensation programs, policies and practices. Among other factors, the team reviewed and discussed: the various design features and characteristics of Company-wide compensation policies and programs as well as those at the business unit level; the performance metrics at the Company and business unit levels; and approval mechanisms of all incentive programs for all employees. The team's objective was to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Based on this assessment and after discussion with management and the committee's independent compensation consultant, the committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee reached this conclusion after considering a number of features of our incentive compensation structure that are designed to mitigate risk, including but not limited to:

•
We use different types of compensation vehicles that provide a balance of long- and short-term incentives and of fixed and variable features, with an emphasis on long-term performance (except for certain sales and sales management positions, whose competitive pay framework is more heavily short-term and where business controls are present to moderate risk);

•
We set performance goals that we believe are appropriate in light of past performance and market conditions;

•
Our budgeting and internal controls and procedures are sufficient to prevent the manipulation of performance results to enhance payments under incentive compensation arrangements;

•
We have stock ownership and retention guidelines for our senior leaders that call for significant stock ownership and align the interests of our senior leaders with the long-term interests of our shareholders;

•
The committee has a clawback policy for all named executive officers and other executive officers, which specifies the circumstances under which the committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted on or after January 1, 2011; and

•
Our chief executive officer retains the discretion to adjust plans (other than those for our named executive officers) throughout the year in response to changing business conditions or unexpected events.

Also for 2015, at the request of the committee and consistent with our annual processes, its independent compensation consultant conducted a risk review and assessment of the Company's executive compensation program in which the named executive officers participate. This is similar to the review described in our prior proxy statements. In completing this review, the consultant considered such factors as: mix of total compensation; weighted performance metrics; equity incentive grant types and design; stock ownership guidelines; clawback policies; and performance assessment processes, among others. The committee determined, taking into account the consultant's review, the discussions with management, and the report provided by management that our executive compensation program includes numerous risk mitigating factors and does not contain features that induce imprudent risk taking.

Other Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the committee considers the tax and accounting consequences of using various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under this accounting standard, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. In the case of such options, we recognize accounting expense even though the executive officer may never realize any value from the options.

Stock Option, Restricted Stock, and Performance Share Unit Grant Practices
and Procedures

Grant practices and procedures.    The committee has adopted a Long-Term Incentive Awards Policy that details the policies and procedures we use to grant stock options, restricted stock and performance share units. The policy covers, among other topics: who has the authority to make grants; when grants may be made and when they become effective; required documentation; and our policy for making grants when the committee or our chief executive officer is aware of material nonpublic information about us or our securities.

We have posted a copy of our Long-Term Incentive Awards Policy on our website on the Corporate Governance page at ir.ameriprise.com.    That site also includes an expected schedule of equity award grant dates for 2016 and will be updated for future years' grant date schedules. If you would like a copy of the policy and the expected schedule of 2016 grant dates, please write to our corporate secretary at the address given on page one of this proxy statement under "General Information." The corporate secretary will send you a copy at no expense to you. The committee adopted the policy in order to document in one place the practices and procedures to be followed in making grants of stock options, restricted stock and performance share units. The committee also wanted to provide the greatest possible transparency and candor to our shareholders concerning our grant practices, particularly with respect to the timing of those grants and our policy for making grants when the committee or our chief executive officer may be aware of material nonpublic information about us or our securities.

Stock Ownership and Retention Guidelines

The committee has established and maintains stock ownership and retention guidelines for our senior leaders to more closely align their interests with the long-term interests of our shareholders. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value for our shareholders. Under the guidelines, executive officers are required to beneficially own shares of our common stock equal in market value to a specified multiple of their salary. In 2014, the multiple for the Chairman and CEO was increased from five times to six times base pay. This further strengthens the ownership requirements and represents best practices. For each of the other named executive officers, the stock ownership guideline is three times his salary. As of December 31, 2015, each of the named executive officers met the stock ownership guidelines under the policy, with the exception of Mr. Sweeney who was recently added to the named executive officers.

The shares that count towards this ownership guideline include: shares owned directly and shares or phantom stock units held in qualified or nonqualified plans. The shares underlying outstanding stock options and unearned performance shares are not counted as shares owned for the purposes of this ownership guideline. In 2014, the program was also changed so that unvested restricted stock awards made in 2015 and later will no longer be counted as shares owned.

To ensure achievement of the ownership goals, executive officers who have not yet attained the required level of ownership must retain 75% of any restricted stock upon vesting or any stock acquired upon exercise of stock options (net of shares withheld for taxes or exercise costs) until the ownership guideline is attained.

Post-Employment Compensation and Benefits

We do not enter into individual employment, severance or change in control agreements with our named executive officers. Instead, the rights of our named executive officers to post-employment compensation and benefits are covered by our compensation and benefit plans. Under this "plan approach," the post-employment compensation and benefits of our named executive officers are established uniformly and separately from the other compensation elements.

Our use of a plan approach provides many benefits when compared to entering into individual employment agreements with each named executive officer. In most instances, this method ensures consistent terms and provisions and allows us the flexibility to amend or change our practices in response to market trends and best practices. As part of the committee's ongoing review of the Company's programs, the committee's independent consultant reviews our post-employment provisions on an annual basis.

The committee utilizes the flexibility afforded by our plan approach to align our executive compensation programs with recent market trends, emerging executive compensation and corporate governance best practices and to be responsive to the opinions and concerns of our shareholders. We have made a number of reductions to our post-employment benefits for our named executive officers over the past several years, including: reducing the severance multiple, eliminating the gross up on "parachute payments", and adding a "double trigger" for accelerated equity vesting following a change in control of the Company. There were no changes to these programs in 2015.

Under our Senior Executive Severance Plan, severance benefits may become payable only in the event of certain involuntary terminations or if an executive is involuntarily or constructively terminated within two years following a change in control. We offer severance benefits upon certain limited involuntary terminations outside the executive officer's control because we believe that the severance benefits provide income continuity, which results in greater management stability and minimized turnover.

Additionally, we have provisions designed to ensure that executives' interests remain aligned with the interests of shareholders should a change in control occur. We believe that this "double trigger" requirement for qualifying terminations following a change in control maximizes shareholder value because it ensures our named executive officers do not receive an unintended windfall by receiving a severance payment while maintaining their positions following a change in control.

Additional information regarding each element of our post-employment provisions as well as detailed information on these benefits and the value of potential payments that our named executive officers would receive in various scenarios is provided in the section "Potential Payments Upon Termination or Change of Control for Named Executive Officers," beginning on page 62.

The Committee's Consideration of the 2015 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers

In 2015 approximately 96% of the shares voted approved the compensation of our named executive officers for the 2014 performance year. At the time of the 2015 vote, the committee had already approved the design and goals of our executive compensation program for the 2015 performance year. The committee has reviewed and discussed: these voting results; the absence of comments received from shareholders; and the voting results on this proposal at members of our peer group. After its review and discussion, the committee concluded that the 2015 vote affirmed shareholder support of our executive compensation program and the committee's decision-making process and therefore did not change the design of the program or the committee's decision-making process with respect to 2016 as a result of the 2015 vote.

As detailed on page 46 and in the footnotes to the Summary Compensation Table below, the "Total" compensation numbers in the Summary Compensation Table do not represent the total direct compensation earned by the named executive officers for 2015 performance. The reasons are explained in the footnotes and in the Compensation Discussion and Analysis. We urge you to consider these points carefully when reviewing the Summary Compensation Table.

Summary Compensation Table

The following table contains compensation information for our chief executive officer, chief financial officer, and the three other executive officers who were the most highly compensated for the year ended December 31, 2015.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

James M. Cracchiolo	2015	$1,025,000	$0	$2,337,000	$4,674,000	$8,148,000	$1,298,671	$728,300	$20,670,971
Chairman and Chief				$2,460,000
Executive Officer	2014	$950,000	$0	$2,180,000	$4,360,000	$11,685,000	$2,064,639	$920,553	$24,455,192
				$2,295,000
	2013	$950,000	$0	$1,509,200	$3,018,400	$10,890,000	$334,576	$894,093	$19,752,269
				$2,156,000

Walter S. Berman	2015	$675,000	$0	$760,000	$1,520,000	$2,675,000	$629,665	$206,203	$7,265,868
Executive Vice President				$800,000
and Chief Financial	2014	$650,000	$0	$707,000	$1,414,000	$3,800,000	$628,386	$255,826	$8,202,212
Officer				$747,000
	2013	$650,000	$0	$491,400	$982,800	$3,532,000	$404,597	$245,994	$7,008,791
				$702,000

William F. Truscott	2015	$675,000	$0	$740,000	$1,479,000	$2,258,000	$236,964	$144,414	$6,393,378
CEO, Global Asset				$860,000
Management	2014	$650,000	$0	$707,000	$1,414,000	$3,698,000	$494,934	$216,294	$7,927,228
				$747,000
	2013	$650,000	$0	$512,400	$1,024,800	$3,532,000	$3,801	$195,639	$6,650,640
				$732,000

Colin Moore	2015	$475,000	$0	$686,000	$1,373,000	$2,344,000	$191,326	$2,510	$5,986,836
Executive Vice President				$915,000
and Global Chief	2014	$425,000	$0	$669,000	$1,338,000	$3,431,000	$245,641	$1,861	$6,838,502
Investment Officer				$728,000
	2013	$425,000	$0	$517,125	$689,500	$3,857,125	$154,801	$297	$5,643,848

Joseph E. Sweeney(5)	2015	$550,000	$0	$345,000	$690,000	$1,134,000	$228,593	$123,865	$3,434,458
President, Advice and				$363,000
Wealth Management
Products and Solutions

(1)
The numbers in these columns are not the grant date fair value of restricted stock awards, performance share awards and stock options awarded to the named executive officer for 2015 performance. These amounts represent the grant date fair value of restricted stock awards, performance shares/units, and stock options for 2014 performance, but granted on February 2, 2015. For

  2015, there are two amounts listed in the stock awards column. The top number is the restricted stock award earned for 2014. The bottom number is the performance share award/unit granted at target for 2014. The actual number of performance shares/units that will be earned at the vesting date is dependent upon future company performance and can range from 0 to 200% of target.

  The Company calculates the grant date fair value of restricted stock awards, performance shares/units and stock options in accordance with the applicable accounting rules. The grant date fair value represents the total compensation expense that the Company will recognize for restricted stock awards and stock options whereas the total compensation expense for performance shares will ultimately be the market value as of the vesting date.

  For the grant date fair value of restricted stock awards, we use the closing share price on the grant date which does take into account future dividends to be paid on restricted shares. Those dividends will be the same as those paid to other shareholders.

  For the grant date fair value of performance share awards, we use the closing share price on the grant date which does take into account future dividend equivalents to be paid on performance shares once fully vested and earned. Those dividend equivalents will be the same as those paid to other shareholders over the three-year performance period.

  In order to calculate the grant date fair value of stock options, we use the Black-Scholes option pricing model. For the stock options that became effective on February 2, 2015, we used the following assumptions for purposes of the Black-Scholes option pricing model: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.00%; (iii) an expected stock price volatility of 26.33%; and (iv) a risk-free rate of return of 1.156%.

(2)
This column represents the non-equity incentive plan compensation earned by the named executive officers. For 2015, this number is the cash incentive award that was earned for 2015 performance. For 2014, this number is the cash incentive award that was earned for 2014 performance. For 2013, this number is the cash incentive award that was earned for 2013 performance. For Mr. Moore, this column also reflects the performance cash unit that he was awarded on February 4, 2013. The target value of his performance cash award was $517,125. (Note: in 2013, Mr. Moore received a performance cash award rather than a performance share award since he was not a participant in the performance share unit award plan at time of award.)

(3)
These amounts represent the changes in pension value for calendar year 2015 under the Company's retirement plans as described in the Pension Benefits Table of this proxy statement, effective December 31 of each fiscal year.

(4)
The 2015 amounts disclosed for All Other Compensation primarily consist of: (i) employer contributions under the 401(k) plan; (ii) the annual executive perquisites allowance, which is $35,000 for Mr. Cracchiolo and $25,000 for each other named executive officer, except Mr. Truscott and Mr. Moore who do not receive this allowance; (iii) a Company matching contribution on voluntary deferrals of the 2015 cash incentive award under the deferred compensation plan that are credited in the form of deferred share units; (iv) the cost of maintaining a Company leased apartment for business travel to Minneapolis (which was $43,240 in 2015 for Mr. Cracchiolo); (v) the incremental cost associated with certain personal use of the aircraft and Company-provided vehicle and driver, as required by the Company's security program (defined below); (vi) club membership fees which are used primarily for business purposes; (vii) reimbursement of certain income tax liabilities related to a specific business trip (although business travel ordinarily does not result in imputed income for an employee, the Company imputed income to these named executive officers in this instance in order to optimize its tax treatment for the business travel and the amount of the associated tax reimbursement for each officer is shown following his name: Messrs. Cracchiolo ($2,666) and Sweeney ($4,755)); (viii) Company reimbursement of spousal travel for certain Company events; and (ix) gifts provided in conjunction with Company events. As a part of the CEO security program approved by the Compensation and Benefits Committee, the Company provided Mr. Cracchiolo with the following: security system monitoring for his personal residences; use of a car and driver for business and commuting purposes; use of our corporate aircraft by Mr. Cracchiolo and others for business and personal travel.

For purposes of calculating the 2015 incremental cost for use of the car and driver, a per mile rate was determined using vehicle maintenance, fuel, and toll expenses and applying the calculated rate to all miles associated with commuting or personal use. The Company used the following methodology for determining the incremental cost for personal usage of the corporate aircraft: (a) when used solely for personal travel, an hourly flight rate (that considers fuel, maintenance and miscellaneous flight costs) plus any direct expense associated with in-flight catering is applied; and (b) when others accompany executives during regular business travel, the incremental cost reflects those direct expenses associated with in-flight catering only. For purposes of calculating the incremental cost of the personal use of corporate aircraft during 2015, the following per flight hourly costs were used, rounded to the nearest dollar: $5,032 or $4,740, depending upon the aircraft used.

The following table shows the breakout of the major categories of All Other Compensation for the year ended December 31, 2015.

Name	Company Contributions to the 401(k)	Matching Contributions to Deferred Compensation Plan	Annual Cash Perquisites Allowance	Personal Use of Corporate Aircraft

James M. Cracchiolo	$13,250	$407,400	$35,000	$135,923
Walter S. Berman	$13,250	$133,750	$25,000	$5,864
William F. Truscott	$13,250	$112,900	$0	$0
Colin Moore	$0	$0	$0	$0
Joseph E. Sweeney	$13,250	$56,700	$25,000	$6,901

(5)
Mr. Sweeney was not a named executive officer for the 2013 and 2014 performance years. We are only required under the proxy disclosure rules to include his compensation for 2015.

 Grants of Plan-Based Awards in 2015

The table below shows the long-term incentive and equity awards made to our named executive officers in 2015. These awards were based on 2014 performance and funded from the 2014 total incentive pool. Stock options will not have value unless there is an increase in share price above the option exercise price. Performance share and cash awards will not have value unless minimum performance results are achieved.

		Estimated Future Payouts Under Equity Incentive Plan Awards and Performance Awards(1)				All Other Option Awards (# of securities Underlying Options) (#)(3)
					All Other Stock Awards (# of shares of Stock or Units) (#)(2)
							Exercise or Base Price of Option Awards ($/share)(4)
								Grant Date Fair Value of Awards ($)(5)
	Grant Date	Threshold	Target (#)	Maximum (#)

James M. Cracchiolo	2/2/2015	NA	19,105	38,210				$2,460,000
					18,150			$2,337,000
						186,058	$128.76	$4,674,000
Walter S. Berman	2/2/2015	NA	6,213	12,426				$800,000
					5,902			$760,000
						60,506	$128.76	$1,520,000
William F. Truscott	2/2/2015	NA	6,679	13,358				$860,000
					5,747			$740,000
						58,874	$128.76	$1,479,000
Colin Moore	2/2/2015	NA	7,106	14,212				$915,000
					5,327			$686,000
						54,655	$128.76	$1,373,000
Joseph E. Sweeney	2/2/2015	NA	2,819	5,638				$363,000
					2,679			$345,000
						27,466	$128.76	$690,000

(1)
This represents the number of performance shares awarded. These awards are scheduled to vest at the end of a three-year performance period and the number of performance shares/units that will be earned will be based on earnings per share growth, average return on equity, and relative total shareholder return performance. The range in payout of performance shares/units is from 0 to 200% of target.

(2)
This represents the number of restricted shares awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(3)
This represents the number of stock options awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(4)
The exercise price is equal to the closing market price of Ameriprise Financial stock on the grant date.

(5)
These amounts are the grant date fair value of the stock options, restricted stock awards and performance awards as represented by the total ASC 718 compensation expense that will be recognized for these awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on February 2, 2015 were: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.0%; (iii) an expected stock price volatility of 26.33%; and (iv) a risk-free rate of return of 1.156%.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table contains information regarding outstanding equity awards held by the named executive officers as of December 31, 2015.

	Option Awards(3)							Stock Awards(4)
	Option Grant Date(1)	Number of Securities Underlying Unexercised Options Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Restricted Stock Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Unearned Performance Share Units of Stock That Have Not Vested ($)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

James M. Cracchiolo	02/07/2011	176,343	(2)			$58.7000	02/08/2021	02/04/2013	7,704		$819,860
	02/06/2012	176,830	(2)			$54.3300	02/07/2022	02/04/2013		33,011	$3,513,031
	02/04/2013	111,310		55,657		$65.3100	02/05/2023	02/07/2014	13,506		$1,437,309
	02/07/2014	56,437		112,876		$107.6100	02/07/2024	02/07/2014		21,327	$2,269,619
	02/02/2015			186,058		$128.7600	02/02/2025	02/02/2015	18,150		$1,931,523
								02/02/2015		19,105	$2,033,154
Walter S. Berman	02/07/2011	15,273	(2)			$58.7000	02/08/2021	02/04/2013	2,508		$266,901
	02/06/2012	57,342	(2)			$54.3300	02/07/2022	02/04/2013		10,748	$1,143,802
	02/04/2013	36,242		18,122		$65.3100	02/05/2023	02/07/2014	4,380		$466,120
	02/07/2014	18,303		36,607		$107.6100	02/07/2024	02/07/2014		6,941	$738,661
	02/02/2015			60,506		$128.7600	02/02/2025	02/02/2015	5,902		$628,091
								02/02/2015		6,213	$661,187
William F. Truscott	02/07/2011	62,989	(2)			$58.7000	02/08/2021	02/04/2013	2,615		$278,288
	02/06/2012	60,323	(2)			$54.3300	02/07/2022	02/04/2013		11,208	$1,192,755
	02/04/2013	37,792		18,896		$65.3100	02/05/2023	02/07/2014	4,380		$466,120
	02/07/2014	18,303		36,607		$107.6100	02/07/2024	02/07/2014		6,941	$738,661
	02/02/2015			58,874		$128.7600	02/02/2025	02/02/2015	5,747		$611,596
								02/02/2015		6,679	$710,779
Colin Moore	05/03/2010	13,195	(2)			$47.5000	05/04/2020	02/04/2013	2,641		$281,055
	02/06/2012	12,239	(2)			$54.3300	02/07/2022	02/07/2014	4,144		$441,004
	02/04/2013	12,713		12,715		$65.3100	02/05/2023	02/07/2014		6,765	$719,931
	02/07/2014	17,319		34,639		$107.6100	02/07/2024	02/02/2015	5,327		$566,899
	02/02/2015			54,655		$128.7600	02/02/2025	02/02/2015		7,106	$756,221
Joseph E. Sweeney	02/07/2011	22,726	(2)			$58.7000	02/08/2021	02/04/2013	1,116		$118,765
	02/06/2012	22,848	(2)			$54.3300	02/07/2022	02/04/2013		4,777	$508,368
	02/04/2013	16,108		8,054		$65.3100	02/05/2023	02/07/2014	1,982		$210,924
	02/07/2014	8,284		16,569		$107.6100	02/07/2024	02/07/2014		3,159	$336,181
	02/02/2015			27,466		$128.7600	02/02/2025	02/02/2015	2,679		$285,099
								02/02/2015		2,819	$299,998

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options, restricted stock, and performance share units.

(2)
These stock options are fully vested. The vesting schedule for these stock options was disclosed in the tables from prior proxy statements.

(3)
Stock options vest according to the following:

Option Grant Date	Vesting Schedule	Remaining Vesting Dates

2/04/2013	33.33% vests each year for three years beginning one year from date of grant	02/04/2016
2/07/2014	33.33% vests each year for three years beginning one year from date of grant	02/07/2016, and 02/07/2017
2/02/2015	33.33% vests each year for three years beginning one year from date of grant	02/02/2016, 02/02/2017, and 02/02/2018

(4)
Restricted stock vests according to the following:

Restricted Stock Grant Date	Vesting Schedule	Remaining Vesting Dates

2/04/2013	33.33% vests each year for three years beginning one year from date of grant	02/04/2016
2/07/2014	33.33% vests each year for three years beginning one year from date of grant	02/07/2016, and 02/07/2017
2/02/2015	33.33% vests each year for three years beginning one year from date of grant	02/02/2016, 02/02/2017, and 02/02/2018

(5)
Performance share units cliff vest following the end of the three-year performance period (e.g., the performance share units granted in 2015 will vest on the payout date in February 2018), and are subject to the achievement of the established performance measures. Payouts may range from 0% to 200% of target.

(6)
The market value of restricted stock and performance share units is based on a market closing price on the NYSE of $106.42 on December 31, 2015.

Option Exercises and Stock Vested in 2015

The following table contains all stock option exercises and vesting events of restricted stock awards and performance share units for all named executive officers during fiscal year 2015.

	Option Awards		Stock Awards				Performance Share Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of RSAs Acquired on Vesting (#)		Value Realized on Vesting ($)(5)		Number of RSAs Acquired on Vesting (#)		Value Realized on Vesting ($)(5)

James M. Cracchiolo	50,000	$5,005,000	7,702	(1)	$1,015,740	(i)	78,630	(4)	$10,598,538	(ii)
	100,000	$9,302,000	9,830	(2)	$1,324,986	(ii)
	37,994	$3,771,664	6,752	(3)	$910,102	(iii)

Walter S. Berman	18,214	$1,402,478	2,508	(1)	$330,755	(i)	25,510	(4)	$3,438,493	(ii)
	40,000	$2,846,400	3,191	(2)	$430,115	(ii)
	29,419	$2,725,082	2,190	(3)	$295,190	(iii)

William F. Truscott	64,313	$6,274,376	2,615	(1)	$344,866	(i)	26,836	(4)	$3,617,224	(ii)
			3,351	(2)	$451,681	(ii)
			2,190	(3)	$295,190	(iii)

Colin Moore			2,639	(1)	$348,031	(i)
			3,061	(2)	$412,592	(ii)
			2,072	(3)	$279,285	(iii)

Joseph E. Sweeney			1,114	(1)	$146,914	(i)	10,160	(4)	$1,369,466	(ii)
			1,265	(2)	$170,509	(ii)
			991	(3)	$133,577	(iii)

(1)
On 2/4/2015, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 7,702 shares vested, 3,807 of these shares were withheld to cover taxes, and a net of 3,895 shares were delivered.

For Mr. Berman: a total of 2,508 shares vested, 1,235 of these shares were withheld to cover taxes, and a net of 1,273 shares were delivered.

For Mr. Truscott: a total of 2,615 shares vested, 1,245 of these shares were withheld to cover taxes, and a net of 1,370 shares were delivered.

For Mr. Moore: a total of 2,639 shares vested, 1,190 of these shares were withheld to cover taxes, and a net of 1,449 shares were delivered.

For Mr. Sweeney: a total of 1,114 shares vested, 559 of these shares were withheld to cover taxes, and a net of 555 shares were delivered.

(2)
On 2/6/2015, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 9,830 shares vested, 4,866 of these shares were withheld to cover taxes, and a net of 4,964 shares were delivered.

For Mr. Berman: a total of 3,191 shares vested, 1,571 of these shares were withheld to cover taxes, and a net of 1,620 shares were delivered.

For Mr. Truscott: a total of 3,351 shares vested, 1,595 of these shares were withheld to cover taxes, and a net of 1,756 shares were delivered.

For Mr. Moore: a total of 3,061 shares vested, 1,380 of these shares were withheld to cover taxes, and a net of 1,681 shares were delivered.

For Mr. Sweeney: a total of 1,265 shares vested, 635 of these shares were withheld to cover taxes, and a net of 630 shares were delivered.

(3)
On 2/7/2015, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 6,752 shares vested, 3,343 of these shares were withheld to cover taxes, and a net of 3,409 shares were delivered.

For Mr. Berman: a total of 2,190 shares vested, 1,078 of these shares were withheld to cover taxes, and a net of 1,112 shares were delivered.

For Mr. Truscott: a total of 2,190 shares vested, 1,043 of these shares were withheld to cover taxes, and a net of 1,147 shares were delivered.

For Mr. Moore: a total of 2,072 shares vested, 934 of these shares were withheld to cover taxes, and a net of 1,138 shares were delivered.

  For Mr. Sweeney: a total of 991 shares vested, 498 of these shares were withheld to cover taxes, and a net of 493 shares were delivered.

(4)
On 2/6/2015, the following performance share awards vested:

For Mr. Cracchiolo: a total of 78,630 shares vested, 40,764 of these shares were withheld to cover taxes, and a net of 37,866 shares were delivered.

For Mr. Berman: a total of 25,510 shares vested, 13,156 of these shares were withheld to cover taxes, and a net of 12,354 shares were delivered.

For Mr. Truscott: a total of 26,836 shares vested, 12,771 of these shares were withheld to cover taxes, and a net of 14,065 shares were delivered.

For Mr. Sweeney: a total of 10,160 shares vested, 5,096 of these shares were withheld to cover taxes, and a net of 5,064 shares were delivered.

Mr. Moore did not participate in the performance share plan at the time these awards were granted.

(5)
The value realized on vesting for restricted stock and performance share awards was based on the market closing price of an Ameriprise share on the date of vesting.

(i)
For 2/4/2015, the market closing price was $131.88 per share.

(ii)
For 2/6/2015, the market closing price was $134.79 per share.

(iii)
For 2/7/2015, the market closing price was $134.79 per share.

Non-Qualified Deferred Compensation for 2015

This table provides information about the Ameriprise Financial Deferred Compensation Plan. A named executive officer may only participate in the plan if he or she elects to defer receipt of compensation that would otherwise be payable in cash. All named executive officers except for Mr. Moore elected to participate in the plan for the 2015 performance year. The amounts shown in the column "Executive Contributions" come from a deferral of the named executive officer's cash incentive award. If the named executive officer had not chosen to defer these amounts, we would have paid these amounts in cash. The amounts shown in this column are part of the dollar amount shown in the Summary Compensation Table on page 52, in the column "Non-Equity Incentive Plan Compensation" for 2015. The amount shown in the column "Executive Contributions" is not an additional award to the named executive officer.

	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year(4)	Aggregate Balance as of December 31, 2015(5)

James M. Cracchiolo	$1,629,600	$407,400	$(2,402,986)	$0	$30,663,844
Walter S. Berman	$535,000	$133,750	$(809,349)	$(204,079)	$9,008,003
William F. Truscott	$451,600	$112,900	$(53,286)	$(968,281)	$3,429,944
Colin Moore	$0	$0	$0	$0	$0
Joseph E. Sweeney	$226,800	$56,700	$(7,411)	$(363,761)	$1,623,587

(1)
These amounts are included in the Summary Compensation Table on page 52 in the column captioned "Non-Equity Incentive Compensation Plan Compensation" for 2015. These deferrals will not be credited to deferral accounts until after December 31, 2015 and therefore are not included in the column "Aggregate Balance as of December 31, 2015."

(2)
These amounts are included in the Summary Compensation Table on page 52 in the column labeled "All Other Compensation." Executives received a 25% Company matching contribution on deferrals of 2015 cash incentive awards (deferrals eligible for matching contributions are limited to 20% of such awards). The Company matching contributions are notionally credited to the Ameriprise Common Stock Fund, which tracks the performance of Ameriprise Financial common stock and are subject to a three-year cliff vesting period. The Company matching contributions will not be credited to deferral accounts until after December 31, 2015, and therefore are not included in the column "Aggregate Balance as of December 31, 2015."

(3)
These amounts represent the change in market value on amounts previously deferred under the Deferred Compensation Plan, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2015. Participants are able to allocate their deferrals among a number of investment options that track the performance of select Columbia mutual funds, Ameriprise Financial common stock and the Moody's Corporate Bond Yield Index. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.

(4)
These amounts represent distributions received in 2015 from compensation previously deferred by participants and related vested company matching contributions. Under the Deferred Compensation Plan, participants make an irrevocable election to have deferrals distributed in a lump sum or installments at a future date or following their termination of employment.

(5)
These numbers include amounts previously reported as compensation in Summary Compensation Tables for previous years for Messrs. Cracchiolo ($18,120,258); Berman ($6,533,763); and Truscott ($4,943,548). The amounts shown in the table above for Messrs. Cracchiolo, Berman, and Truscott include amounts that they deferred prior to our spin-off from American Express Company as a public company on September 30, 2005. As a result, those amounts have not been previously reported as compensation in a Summary Compensation Table included in one of our annual meeting proxy statements. Each aggregate balance reflects the deduction of an $80 annual administrative fee.

 Pension Benefits in 2015

The following table presents information about the participation of our named executive officers in our retirement programs. Assumptions used for purposes of valuation are included in the footnotes.

	Plan	Number of Years Credited Service	Present Value of Accumulated Benefits(1)	Payments Made During Fiscal 2015

James M. Cracchiolo	Retirement Plan	33	$661,626	$0
	Supplemental Retirement Plan	33	$10,363,216	$0
	Total	33	$11,024,842	$0

Walter S. Berman	Retirement Plan	47	$485,665	$0
	Supplemental Retirement Plan	47	$3,524,770	$0
	Total	47	$4,010,435	$0

William F. Truscott	Retirement Plan	14	$212,349	$0
	Supplemental Retirement Plan	14	$2,515,199	$0
	Total	14	$2,727,548	$0

Colin Moore	Retirement Plan	13	$72,848	$0
	Supplemental Retirement Plan	13	$886,938	$0
	Total	13	$959,786	$0

Joseph E. Sweeney	Retirement Plan	32	$534,478	$0
	Supplemental Retirement Plan	32	$1,491,765	$0
	Total	32	$2,026,243	$0

(1)
The Ameriprise Financial Retirement Plan is a defined benefit pension plan, commonly referred to as a cash balance plan, which covers eligible employees of the Company. Each payroll period, the Company credits the account of each participating employee with an amount equal to a percentage of such employee's pension eligible pay (generally, base salary and annual cash incentive compensation, subject to the applicable calendar year limit ($260,000 for 2015), but excluding long-term incentive compensation) for that period. The percentage varies with the employee's age and years of service. On March 1, 2010, changes were made to lower the applicable contribution percentages under the plan. The new applicable percentages are based on years of service only and no longer consider an employee's age. Employees who were eligible for the plan on March 1, 2010 will continue to receive the percentage that they were receiving under the "Previous Table" prior to the change, until and if such time the percentage under the "New Table" becomes more favorable.

Previous Table

Sum of Age Plus Years of Service	Applicable Percentage

Less than 35	2.50%
35-44	3.25
45-59	4.25
60-74	5.75
75-89	8.00
90 or more	10.00

  New Table (effective March 1, 2010)

Years of Service	Applicable Percentage

Less than 5	2.50%
5-9	3.25
10-14	4.00
15 and over	5.00

  The retirement plan credits participants with interest on their balances. The retirement plan sets the fixed interest rate each year based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2015, the interest rate was 5%.

  When an employee retires or terminates employment and is vested, the retirement plan will pay out the cash balance amounts. The retirement plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the retirement plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future.

  Employees may choose similar methods of payment for benefits they earned before July 1, 1995. The retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

  The Ameriprise supplemental retirement plan is a non-qualified pension plan that allows participants to receive retirement plan contributions on pension earnings that exceed applicable limits under the Internal Revenue Code of 1986, as amended. The supplemental retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2015 were $598,904; $485,665; $186,300; $65,871; and $465,776, respectively. The supplemental retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2015 were $9,214,366; $3,425,268; $2,174,826; $787,858; and $1,282,189, respectively. For all of the named executive officers, their retirement plan or supplemental retirement plan balances are fully vested. The December 31, 2015 values shown in the table above for the retirement plan assumes a discount rate of 3.60% and a discount rate of 3.75% for the supplemental retirement plan. The values assume an interest crediting rate of 5.00% and a retirement age of 65, or current age for Mr. Berman, for both the retirement plan and the supplemental retirement plan.

Potential Payments Upon Termination or Change of Control for Named Executive Officers

The tables below describe the potential termination payments for the named executive officers under various termination of employment scenarios as if they occurred on December 31, 2015. As noted earlier, the Company does not have employment, severance or change in control agreements with any of the named executive officers. Rather, the rights of our executives with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by certain compensation and benefit plans of the Company, the material terms of which are summarized below.

We are providing two sets of tables for each named executive officer to show you what the officer would receive if he or she no longer worked for the Company. The first table shows the vested plan amounts that the named executive officer would receive if he or she left the Company for any reason. Any other employee participating in these plans would also receive any vested amounts in these plans if he or she no longer worked for the Company. The second table shows what the named executive officer would receive under various hypothetical situations resulting in a termination of his or her employment. The second table does not include amounts disclosed in the first table.

Both tables assume that the named executive officer's employment terminated on December 31, 2015. Because the numbers disclosed are calculated as of that date and are subject to other estimates and assumptions, the actual amounts the named executive officer may receive may differ materially from those shown in the tables. Additional information on the calculations for the payouts are outlined in the common set of footnotes to the tables. Unless otherwise specified in the common set of footnotes to the tables, all payments and benefits would be provided by Ameriprise Financial, Inc.

In addition to the amounts disclosed in these tables, the named executive officer would also receive any restricted stock that vested on or before his or her termination date. The officer would also be able to exercise any vested stock options. For more information, please see the Outstanding Equity Awards at Fiscal Year-End 2015 table on page 55.

Ameriprise Financial Senior Executive Severance Plan.    To be eligible for severance benefits under this Plan, a named executive officer must be terminated in connection with a workforce reduction, closure, or other similar event. Additionally, an employee who is involuntarily or constructively terminated within two years after a Change in Control is eligible for severance benefits. The severance amount is based upon a multiple of (i) the named executive officer's annual base compensation plus (ii) the average bonus and incentive amount over the previous three years. The named executive officer also is entitled to the bonus amount that he or she otherwise would have received for the year in which the termination occurred, pro-rated for the period of employment during that year. During the severance period, medical and dental benefits will continue and we have the right to continue other programs.

The severance amount is payable in installments according to our regular payroll schedule, except that the payments which would be made during the sixth month period following termination will be made in a lump sum on the first payroll period of the seventh month following termination. If the named executive officer is reemployed by us, he or she must repay any severance amounts paid and forfeit any severance amounts not yet paid to the extent that those amounts relate to the portion of the severance period after the date of reemployment.

In addition, a named executive officer who incurs an involuntary or constructive termination within two years after a Change in Control will have a credit made to his or her book reserve account in the Ameriprise Financial Supplemental Retirement Plan as of the date of termination equal to the value of employer contributions that would have been made to the Ameriprise Financial Retirement Plan, the Ameriprise Financial 401(k) Plan, the Ameriprise Financial Supplemental Retirement Plan, or other similar plans during the period for which the employee receives severance payments under this Plan.

A Change in Control under the Senior Executive Severance Plan generally occurs if an unrelated person or entity acquires at least 30% of the voting power of our securities, an unrelated person or entity acquires at least 50% of the total voting power of our securities and at least 50% of the total fair market value of our equity or assets, or a majority of our Board is replaced during any 12-month period with persons whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election.

A constructive termination occurs if, within two years after a change in control, a named executive officer resigns or otherwise terminates employment without consent for any of the following reasons: (i) a reduction in overall total compensation opportunity; (ii) relocation to a location more than 35 miles from the named executive officer's primary residence and more than 50 miles from the named executive officer's then current work location; or (iii) a significant reduction in the named executive officer's position, title, duties, or responsibilities. To constitute a constructive termination, the named executive officer must provide the Company with a thirty-day period to remedy the situation.

Beginning in 2012, the gross-up provisions for excise taxes were eliminated and replaced with a best net approach, under which a named executive officer will receive reduced severance benefits if it results in a more favorable after-tax benefit for the officer.

Accelerated Vesting of Equity Compensation.    We eliminated the "single-trigger" acceleration of unvested incentive compensation upon a change in control for future awards of equity compensation granted on or after January 1, 2013. Instead, the vesting of awards granted on or after January 1, 2013, will only accelerate upon a "double-trigger" (change in control followed by termination for good reason or involuntary termination not for cause within two years).

Annual Cash Incentive Compensation.    A pro rata annual cash incentive award may become payable in the event an executive is involuntarily or constructively terminated within two years of a change in control. The pro rata payment of these awards rewards the executive for performance prior to the change in control of his or her performance prior to the change in control transactions.

Detrimental Conduct Agreements.    To help protect our competitive position, the named executive officers have signed detrimental conduct agreements. Detrimental conduct includes: working for certain competitors; soliciting our customers or employees; and disclosing confidential information for a period of up to one year after termination of employment. The detrimental conduct agreements include a provision that requires the named executive officers to forfeit or repay the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment if they engage in conduct that is detrimental to us. In addition, the severance and post-employment benefits described above require the named executive officer to sign an agreement that includes a general release and other restrictive covenants, in addition to the detrimental conduct agreement. The detrimental conduct agreement was updated in November 2014 to reflect the current competitive environment and applicable laws. Key provisions of the policy, including the repayment terms, were not changed. The revisions generally provide more details about the noncompete and nonsoliciation provisions, and also address the enforceability in a few states with different employment laws.

James M. Cracchiolo.    The following tables describe the potential termination payments for Mr. Cracchiolo for the various termination of employment scenarios, assuming separation of employment on December 31, 2015. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 57.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$598,904
401(k) Plan	$2,675,353
Supplemental Retirement Plan	$9,768,361
Deferred Compensation Plan	$30,663,844
Total	$43,706,462

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$22,532,000	$33,798,000	$0	$0
Payment of annual cash incentive award(3)	$8,148,000	$0	$8,148,000	$11,287,500	$8,148,000	$8,148,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$5,703,828	$5,703,828	$5,703,828
Accelerated vesting of stock options(4)	$0	$0	$0	$2,288,059	$2,288,059	$2,288,059
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$4,188,691	$4,188,691	$4,188,691
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$2,743,590	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$23,870	$35,805	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,500,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,390,843	$0
Total	$8,148,000	$0	$30,703,870	$60,045,473	$21,719,421	$22,828,578

Walter S. Berman.    The following tables describe the potential termination payments for Mr. Berman for the various termination of employment scenarios, assuming separation of employment on December 31, 2015. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 57.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$485,665
401(k) Plan	$585,066
Supplemental Retirement Plan	$3,518,687
Deferred Compensation Plan	$9,008,003
Total	$13,597,421

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$6,016,000	$12,032,000	$0	$0
Payment of annual cash incentive award(3)	$2,675,000	$0	$2,675,000	$3,666,000	$2,675,000	$2,675,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,856,639	$1,856,639	$1,856,639
Accelerated vesting of stock options(4)	$0	$0	$0	$744,995	$744,995	$744,995
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,361,112	$1,361,112	$1,361,112
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$1,242,950	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$17,469	$34,939	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$675,000
Present value of disability benefits(9)	$0	$0	$0	$0	$0	$0
Total	$2,675,000	$0	$8,708,469	$20,938,635	$6,637,746	$7,312,746

William F. Truscott.    The following tables describe the potential termination payments for Mr. Truscott for the various termination of employment scenarios, assuming separation of employment on December 31, 2015. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 57.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$186,300
401(k) Plan	$686,829
Supplemental Retirement Plan	$2,336,996
Deferred Compensation Plan	$3,429,944
Total	$6,640,069

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,756,500	$11,513,000	$0	$0
Payment of annual cash incentive award(3)	$2,258,000	$0	$2,258,000	$3,615,000	$2,258,000	$2,258,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,922,123	$1,922,123	$1,922,123
Accelerated vesting of stock options(4)	$0	$0	$0	$776,815	$776,815	$776,815
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,356,004	$1,356,004	$1,356,004
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$615,400	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$30,529	$61,057	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$675,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,674,519	$0
Total	$2,258,000	$0	$8,045,029	$19,859,399	$7,987,461	$6,987,942

Colin Moore.    The following tables describe the potential termination payments for Mr. Moore for the various termination of employment scenarios, assuming separation of employment on December 31, 2015. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 57.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$65,871
401(k) Plan	$0
Supplemental Retirement Plan	$787,858
Deferred Compensation Plan	$0
Total	$853,729

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,270,000	$7,026,667	$0	$0
Payment of annual cash incentive award(3)	$2,344,000	$0	$2,344,000	$3,385,500	$2,344,000	$2,344,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$732,028	$732,028	$732,028
Accelerated vesting of stock options(4)	$0	$0	$0	$522,714	$522,714	$522,714
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,288,959	$1,288,959	$1,288,959
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$342,700	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0
Continued participation in health and welfare benefits(7)	$0	$0	$20,850	$27,799	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,375,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,401,848	$0
Total	$2,344,000	$0	$7,634,850	$13,326,367	$6,289,549	$7,262,701

Joseph E. Sweeney.    The following tables describe the potential termination payments for Mr. Sweeney for the various termination of employment scenarios, assuming separation of employment on December 31, 2015. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 57.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$465,776
401(k) Plan	$1,143,204
Supplemental Retirement Plan	$1,312,413
Deferred Compensation Plan	$1,471,757
Total	$4,393,150

	Other Amounts Payable Upon Termination of Employment
	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$3,054,000	$6,108,000	$0	$0
Payment of annual cash incentive award(3)	$0	$0	$1,134,000	$1,662,000	$1,134,000	$1,134,000
Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$832,488	$832,488	$832,488
Accelerated vesting of stock options(4)	$0	$0	$0	$331,100	$331,100	$331,100
Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$614,788	$614,788	$614,788
Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$528,390	$0	$0
Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$151,830	$151,830	$151,830
Continued participation in health and welfare benefits(7)	$0	$0	$28,218	$56,436	$0	$0
Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$550,000
Present value of disability benefits(9)	$0	$0	$0	$0	$1,729,032	$0
Total	$0	$0	$4,216,218	$10,285,032	$4,793,238	$3,614,206

(1)
In the event of termination of employment for any reason, the executive is eligible to receive these vested amounts under the Company's retirement, 401(k), supplemental retirement and deferred compensation plans. The amounts deferred under the Deferred Compensation Plan will also be paid out immediately following a change in control, including any amounts of unvested company match which will become vested upon a change in control.

(2)
Under the Ameriprise Financial Senior Executive Severance Plan, the severance multiples for involuntary not for cause termination unrelated to a change in control were reduced for Mr. Cracchiolo and other executive officers. Beginning in 2012, the severance multiple for Mr. Cracchiolo was reduced from three times the sum of base salary and highest annual cash incentive award received over the previous three years to two times the sum of base salary and the average annual cash incentive award over the previous three years. For the named executive officers other than Mr. Cracchiolo, the severance multiple is one and one-half times the sum of base salary and the average annual cash incentive award over the last three years. For involuntary termination not for cause or constructive termination within two years following a change in control, severance is equal to the following multiples of the sum of base salary plus the average annual cash incentive award received over the previous three years: Mr. Cracchiolo (three times); Messrs. Berman, Truscott and Sweeney (three times); and any new executive officer hired or promoted after March 19, 2008 which includes Mr. Moore (two times). For all participants under the Ameriprise Financial Senior Executive Severance Plan, the severance benefit is payable in biweekly installments, beginning on the seventh month following the executive's termination of employment (i.e., following a six-month delay), not exceeding the duration during which the executive is entitled to receive severance benefits under the plan.

(3)
If an executive leaves due to involuntary not for cause termination unrelated to change in control, retirement, death or disability, the amount paid to the executive for their annual cash incentive award for the year in which their termination of employment occurs is prorated to reflect the period of the year that was worked, based on actual performance, and fully discretionary. The hypothetical amount shown in the table is based on the actual cash incentive award earned for 2015 performance. In the event of involuntary termination not for cause within two years of a change of control, the executive will receive the average of the prior two years' annual cash incentive awards in a lump sum following the executive's termination of employment. The hypothetical amount shown in the table is based on the average of the actual cash incentive awards earned for 2013 and 2014.

(4)
In the event of death or disability, vesting accelerates for all outstanding stock options, restricted shares and on a prorated basis for all outstanding performance shares. For all awards, vesting of outstanding stock options, restricted shares, and performance shares is not accelerated solely due to a change in control and also requires an involuntary or good reason termination of employment within two years following the change in control. In such an instance, vesting is accelerated in full for outstanding stock options and restricted shares and on a prorated basis for outstanding performance shares. In the event of retirement, outstanding restricted shares, performance shares, and stock options granted in the year of retirement are forfeited. For awards granted prior to the year of retirement, vesting does not accelerate upon retirement but the awards remain outstanding and continue to vest.

(5)
In the event of involuntary termination not for cause or constructive termination within two years of a change of control, the executive will receive the value of Company contributions that would have been made on his behalf to the Company's retirement, 401(k), and supplemental retirement plans during the severance period. Immediately upon a change in control, the entire value of each executive's account under the supplemental retirement plan will be transferred to a trust established for this purpose. Continued contributions will be credited to the executive's account under the supplemental retirement plan as of the date of the executive's termination of employment. Payment is made from the trust in a lump sum or annual installments based on the executive's distribution election under the supplemental retirement plan.

(6)
In the event of a change of control, death or disability, vesting fully accelerates on the Company match portion of the deferred compensation plan for all participants, and each participant is paid his or her deferred compensation plan balance shortly following the triggering event (i.e., death, disability or change in control). For participants who are retirement eligible (applicable to Messrs. Cracchiolo, Berman, Truscott and Moore), the Company match is fully vested.

(7)
In the event of involuntary termination not for cause or good reason termination of employment within two years of the change in control, the executive is provided continued participation in the medical, dental and life insurance benefits during the severance period.

(8)
Reflects the life insurance benefit payable for both Company-provided and employee-purchased coverage. All employees including the named executive officers are provided a Company-funded coverage of one times base salary.

(9)
In the event of disability, the executive would be eligible to receive disability income as long as they remained disabled until reaching age 65. The amount shown indicates the present value of potential future disability payments that would be received between December 31, 2015 and the executive reaching age 65, using a 3.60% discount rate.

(10)
Beginning in 2012, named executive officers are no longer eligible to receive a payment from the Company to put the executive in the same after-tax position as if no excise taxes under the Internal Revenue Code Section 280G had been imposed. This excise tax reimbursement and gross up by the Company was eliminated for all executive officers.

Certain Transactions

Related Person Transaction Review Policy

Our Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest. Related persons include: our directors, director nominees and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions include, but are not limited to, the following:

•
materiality of such transaction;

•
benefits of such transaction to us;

•
structure of such transaction;

•
the extent of the related person's interest, benefit or influence in such transaction;

•
whether the terms of such transaction are on an arm's length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us; and

•
whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into.

The Audit Committee of our Board of Directors, as well as the Audit Committee's chairman acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions with Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker- dealer subsidiary Ameriprise Financial Services, Inc. may extend margin loans (except margin loans to acquire the Company's stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance, brokerage and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Transactions with Significant Shareholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant shareholders or their subsidiaries. We do not believe that these transactions are material to our Company.

In the usual course of our advice and wealth management business, we provide to BlackRock, Inc. or its affiliates (BlackRock) distribution services and marketing support in connection with the sale of BlackRock products to our clients. We received approximately $24.9 million in marketing support and related payments from BlackRock in 2015 in connection with these services.

In the usual course of our advice and wealth management business, we provide to FMR LLC or its affiliates (Fidelity) distribution services and marketing support in connection with the sale of Fidelity products to our clients. We received approximately $22.5 million in marketing support and related payments from Fidelity in 2015 in connection with these services.

In the usual course of our asset management business, Fidelity provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $17 million in fees to Fidelity in 2015 in connection with these services.

In the usual course of our asset management business, Vanguard Group, Inc. (Vanguard) provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $194 thousand in fees to Vanguard in 2015 in connection with these services.

In the usual course of our asset management business, we obtain investment advisory or sub-advisory services from BlackRock. We paid approximately $654 thousand in fees to BlackRock in 2015 in connection with these investment advisory or sub-advisory services.

In the usual course of our asset management business, we obtain investment advisory or sub-advisory services from Fidelity. We paid approximately $5.3 million in fees to Fidelity in 2015 in connection with these investment advisory or sub-advisory services.

In the usual course of our asset management business, we obtain retirement plan record keeping and administrative services from T. Rowe Price Associates, Inc. or its affiliates (T. Rowe). We paid approximately $850 thousand to T. Rowe in 2015 in connection with these services.

In the usual course of our asset management business, we provide record keeping and administrative services for a John Hancock 529 plan to T. Rowe. We received approximately $510 thousand from T. Rowe in 2015 in connection with these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company's equity securities. As is true at many other public companies, our directors and executive officers have signed powers of attorney delegating the authority to prepare, sign, and file Section 16 reports on their behalf to employees of the Company. With respect to 2015, to the best of our knowledge, all required reports were filed on a timely basis.

 Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business By Shareholders

Under Securities and Exchange Commission Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2017 annual meeting of shareholders, our corporate secretary must receive the proposal at his office by no later than November 18, 2016. Proposals that are mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than November 18, 2016. Under our By-laws, shareholders must submit such proposals to the Company directly and may not authorize anyone else to act as such stockholder's proxy for the purpose of submitting such proposals to the Company on their behalf.

Under our By-Laws, and as the Securities and Exchange Commission rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a written notice to the corporate secretary of the Company at our principal executive offices. Our corporate secretary must receive notice as follows on the date specified:

•
Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days or more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2016 annual meeting is held on schedule, we must receive notice pertaining to the 2017 annual meeting no earlier than December 28, 2016, and no later than January 27, 2017.

•
However, if we hold the annual meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no more than 120 days before the annual meeting date and no later than the later of the 90th day prior to the annual meeting date or ten days after our first public announcement of the annual meeting date.

•
If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

* * *

We have made available on the Internet our 2015 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2015 Form 10-K, excluding certain exhibits, please contact Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474. We will provide a copy without charge.

Please submit your proxy by telephone or Internet or sign, date and return your proxy card or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend the April 27, 2016, meeting. To attend the 2016 annual meeting, you must have been a shareholder as of the record date of February 29, 2016, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. You must print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.

If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page at ir.ameriprise.com.

If you are attending the meeting as a proxy or qualified representative of a shareholder, please bring a form of identification bearing your photograph and written evidence of your authority to act on behalf of the shareholder, bearing the shareholder's signature.

Please note that seating is limited, and admission is on a first-come, first-served basis. No cameras, cellular telephones, pagers, or other electronic or recording devices will be allowed to be used in the meeting room. Anyone attending the annual meeting must observe the rules approved by the Board of Directors, which are printed in the meeting agenda.

By order of the Board of Directors,

THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

Appendix
GAAP to Non-GAAP Reconciliations

($ in millions)	Full Year 2014	Full Year 2015

Total net revenues	$12,268	$12,170
Less: Revenue attributable to the CIEs	651	446
Less: Net realized investment gains	37	4
Less: Market impact of hedges on investments	—	(21)
Less: Market impact on indexed universal life benefits	(11)	7

Operating total net revenues	$11,591	$11,734

($ in millions, except per share amounts)	Full Year 2014	Full Year 2015	Per Diluted Share Full Year 2014	Per Diluted Share Full Year 2015

Net income attributable to Ameriprise Financial	$1,619	$1,562	$8.30	$8.48
Less: Loss from discontinued operations, net of tax	(2)	—	(0.01)	—

Net income from continuing operations attributable to Ameriprise Financial	1,621	1,562	8.31	8.48
Less: Net realized investment gains, net of tax(1)	24	3	0.12	0.02
Add: Integration/restructuring charges, net of tax(1)	—	3	—	0.02
Add: Market impact of hedges on investments, net of tax(1)	—	14	—	0.08
Add: Market impact on variable annuity guaranteed benefits, net of tax(1)	61	139	0.31	0.75
Add: Market impact on indexed universal life benefits, net of tax(1)	4	1	0.02	0.01

Operating earnings	$1,662	$1,716	$8.52	$9.32

(1)
Calculated using the statutory tax rate of 35%.

($ in millions)	Full Year 2014	Full Year 2015

Net income attributable to Ameriprise Financial	$1,619	$1,562
Less: Loss from discontinued operations, net of tax	(2)	—

Net income from continuing operations attributable to Ameriprise Financial	1,621	1,562
Less: Adjustments(1)	(41)	(154)

Operating earnings	$1,662	$1,716

Ameriprise Financial shareholders' equity(2)	$8,270	$7,808
Less: Accumulated other comprehensive income, net of tax "AOCI"(2)	734	516

Ameriprise Financial shareholders' equity excluding AOCI(2)	7,536	7,292
Less: Equity impacts attributable to the consolidated investment entities(2)	311	216

Operating equity(2)	$7,225	$7,076

Return on equity from continuing operations, excluding AOCI	21.5%	21.4%
Operating return on equity, excluding AOCI(3)	23.0%	24.3%

(1)
Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; and integration/restructuring charges. After-tax is calculated using the statutory tax rate of 35%.

(2)
Amounts represent the five-point average of quarter-end balances.

(3)
Operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 35%.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2016. AMERIPRISE FINANCIAL, INC. the annual meeting and vote in person, please call 612-678-0106. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E03753-P72192-Z67047 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: February 29, 2016 Date: April 27, 2016Time: 11:00 a.m., CT Location: Ameriprise Financial, Inc. 707 Second Avenue South Minneapolis, Minnesota 55474 For information on how to obtain directions to be able to attend

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E03754-P72192-Z67047 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote Online: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to ir.ameriprise.com. Have the information that is printed in the box marked by the arrow Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Shareholder Meeting Registration: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR each of the following director nominees: 1. Election of Directors 1a. James M. Cracchiolo 1b. Dianne Neal Blixt 1c. Amy DiGeso 1d. Lon R. Greenberg 1e. Siri S. Marshall 1f. Jeffrey Noddle 1g. H. Jay Sarles 1h. Robert F. Sharpe, Jr. The Board of Directors recommends you vote FOR the following proposals: 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. 3. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. E03755-P72192-Z67047 Voting Items

E03756-P72192-Z67047

VOTE ONLINE Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to ir.ameriprise.com ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs we incur to mail proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials online. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Participants in the 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com. CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E03751-P72192-Z67047 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMERIPRISE FINANCIAL, INC. The Board of Directors recommends you vote FOR each of the following director nominees: For ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! 1. Election of Directors 1a. James M. Cracchiolo The Board of Directors recommends you vote FOR the following proposals: 1b. Dianne Neal Blixt For Against Abstain 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. ! ! ! ! ! ! 1c. Amy DiGeso 3. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016. 1d. Lon R. Greenberg 1e. Siri S. Marshall NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1f. Jeffrey Noddle 1g. H. Jay Sarles 1h. Robert F. Sharpe, Jr. Note: Please sign as your name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E03752-P72192-Z67047 AMERIPRISE FINANCIAL, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on Wednesday, April 27, 2016 The undersigned hereby appoints Walter S. Berman, John C. Junek and Thomas R. Moore, or any one of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Ameriprise Financial, Inc. headquarters at 707 Second Avenue South, Minneapolis, Minnesota 55474, on Wednesday, April 27, 2016, at 11:00 a.m., Central time, and at any adjournment(s) or postponement(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting for which voting instructions have not been given. The undersigned hereby revokes any proxies submitted previously. To ensure timely receipt of your vote and to help reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card. If you vote online or by telephone, you do NOT need to mail back your proxy card. If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. If you do not mark voting boxes on the reverse side, the shares will be voted as the Board of Directors recommends. Notice to participants in the AMERIPRISE FINANCIAL 401(k) PLAN If you are a participant in the Ameriprise Financial 401(k) Plan, your proxy card includes shares credited to your Plan account. To allow sufficient time for the Ameriprise Financial 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on April 24, 2016. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other Plan participants who did vote. Continued and to be signed on reverse side